Exhibit 4.1
EXECUTION VERSION

WESCO INTERNATIONAL, INC.
6.0% Convertible Senior Debentures due 2029

INDENTURE
Dated as of August 27, 2009

THE BANK OF NEW YORK MELLON
Trustee

CROSS REFERENCE TABLE*

		Indenture
TIA Section		Section
310	(a)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	N.A.
	(b)	13.03
	(c)	13.03
313	(a)	7.06
	(b)	7.06
	(c)	N.A.
	(d)	N.A.
314	(a)	4.03, 4.06
	(b)	N.A.
	(c)(1)	N.A.
	(c)(2)	N.A.
	(c)(3)	N.A.
	(d)	N.A.
	(e)	N.A.
	(f)	N.A.
315	(a)	7.01
	(b)	7.05
	(c)	N.A.
	(d)(1)	7.01
	(d)(2)	7.01
	(d)(3)	7.01
	(e)	6.11
316	(a) (last sentence)	N.A.
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	N.A.
317	(a)(1)	N.A.
	(a)(2)	N.A.
	(b)	N.A.
318	(a)	N.A.
Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

- i -

- i -

- ii -

- iii -

- iv -

- v -

          INDENTURE dated as of August 27, 2009, among WESCO INTERNATIONAL, INC., a Delaware corporation (the “Company”), WESCO DISTRIBUTION, INC., a Delaware corporation (“Distribution”), as guarantor, and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (the “Trustee”).
          WHEREAS, the Company has duly authorized the creation of an issue of its 6.0% Convertible Senior Debentures due 2029 (the “Debentures”), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture; and
          WHEREAS, Distribution has duly authorized its guarantee of the Debentures, having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, Distribution has duly authorized the execution and delivery of this Indenture; and
          WHEREAS, all things necessary to make the Debentures, when the Debentures are duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and all things necessary to make the Distribution Guarantee, when the Debentures are duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, a valid obligation of Distribution, and to make this Indenture a valid and binding agreement of the Company and Distribution, in accordance with their and its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized,
          NOW, THEREFORE, THIS INDENTURE WITNESSETH:
          For and in consideration of the premises and the exchange of the Debentures for 2006 Debentures or 2005 Debentures pursuant to the exchange offer as set forth in the Prospectus, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:
ARTICLE 1
Definitions and Incorporation by Reference
          SECTION 1.01.   Definitions.
          “2005 Debentures” means the Company’s 2.625% Convertible Senior Debentures due 2025 issued pursuant to the 2005 Debentures Indenture.
          “2006 Debentures” means the Company’s 1.75% Convertible Senior Debentures due 2026 issued pursuant to the 2006 Debentures Indenture.
          “2005 Debentures Indenture” means the indenture, dated as of September 27, 2005, among the Company, Distribution and The Bank of New York Mellon (as successor to J.P. Morgan Trust Company, National Association), as trustee.

          “2006 Debentures Indenture” means the indenture, dated as of November 2, 2006, among the Company, Distribution and The Bank of New York, as trustee.
          “Additional Interest” has the meaning specified in Section 6.02.
          “Additional Shares” has the meaning specified in Section 10.04(b).
          “Adjustment Event” has the meaning specified in Section 10.05(k).
          “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Agent Members” has the meaning specified in Section 2.08(b)(vi).
          “Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).
          “Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.
          “Bank Indebtedness” means any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended, restated, supplemented, waived, refinanced, replaced, renewed, extended or otherwise modified from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Distribution whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees, indemnities and all other amounts payable thereunder or in respect thereof.
          “Bankruptcy Law” has the meaning specified in Section 6.01.
          “Blockage Notice” has the meaning specified in Section 12.03.
          “Board of Directors” means the Board of Directors of the Company or, other than in the case of the definition of “Continuing Directors,” any committee thereof duly authorized to act on behalf of such Board.
          “Business Day” means each day which is not a Legal Holiday.

          “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
          “Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
          “Cash Settlement Averaging Period” means, with respect to any Debentures, the 20 consecutive Trading-Day period beginning on and including the second Trading Day after a Holder delivers a conversion notice to the conversion agent, except that with respect to any conversion notice received after the date of issuance of a notice of redemption pursuant to Article 3, “Cash Settlement Averaging Period” means the 20 consecutive Trading Days beginning on and including the twenty-third Scheduled Trading Day prior to the applicable Redemption Date.
          “Closing Sale Price” of any share of Common Stock or any other security on any Trading Day means the closing sale price of such security (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the shares of Common Stock are traded or, if the shares of Common Stock are not listed on a U.S. national or regional securities exchange, as reported by Pink OTC Markets Inc. In the absence of such a quotation, the Closing Sale Price shall be determined by a nationally recognized securities dealer retained by the Company to make such determination. The Closing Sale Price shall be determined without reference to extended or after hours trading.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 10.06, however, shares issuable on conversion of Debentures shall include only shares of the class designated as common stock of the Company at the date of this Indenture (namely, the Common Stock, par value $0.01) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
          “Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities, other than Distribution (unless it becomes the Company’s successor).
          “Company Repurchase Notice” has the meaning specified in Section 3.04(b).
          “Contingent Interest” means interest that accrues and is payable as provided in Section 4.08.
          “Contingent Payment Regulations” has the meaning specified in Section 4.10.
          “Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the date of this Indenture; or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such new director’s nomination or election.
          “Conversion Date” has the meaning specified in Section 10.02.
          “Conversion Notice” has the meaning specified in Section 10.02.
          “Conversion Price” on any date of determination means $1,000 divided by the Conversion Rate as of such date.
          “Conversion Rate” means the number of shares of Common Stock into which each $1,000 principal amount of Debentures is convertible, which is initially 34.6433, subject to adjustments as set forth herein.
          “Conversion Value” means, at any date, the product of (i) the Conversion Rate in effect on such date and (ii) the average of the Daily VWAP of the Company’s Common Stock for the five consecutive Trading Days ending on the Trading Day immediately preceding such date.
          “Corporate Trust Office” or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at The Bank of New York Mellon, 101 Barclay Street, Floor 8W, New York, NY 10286, Attention: Corporate Trust Administration or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.
          “Credit Agreement” means the third amended and restated credit agreement dated as of November 1, 2006 among Distribution, the other credit parties signatory thereto, the lenders signatory thereto from time to time, General Electric Capital Corporation, as Agent and U.S. lender, GECC Capital Market Group, Inc. as Lead Arranger, GE Canada – Finance Holding

Company, as Canadian Agent and a Canadian Lender, as amended, restated, supplemented, waived, refinanced, replaced, renewed, extended or otherwise modified from time to time.
          “Currency Agreement” means with respect to any Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.
          “Custodian” has the meaning specified in Section 6.01.
          “Daily Conversion Value” has the meaning specified in Section 10.12.
          “Daily Settlement Amount” has the meaning specified in Section 10.12.
          “Daily VWAP” has the meaning specified in Section 10.12.
          “Dealer Managers” means each of Goldman, Sachs & Co., Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC, Robert W. Baird & Co. Incorporated and Raymond James & Associates, Inc.
          “Debentureholder” or “Holder” means the Person in whose name a Debenture is registered on the Registrar’s books.
          “Debentures” means any Debentures issued, authenticated and delivered under this Indenture, including any Global Debentures.
          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
          “Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Debentures. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
          “Designated Senior Indebtedness” of Distribution means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness of Distribution that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to at least $25.0 million and is specifically designated by Distribution in the instrument evidencing or governing such Senior Indebtedness as “Designated Senior Indebtedness” for purposes of this Indenture.
          “Determination Date” has the meaning specified in Section 10.05(k).
          “Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day following the Stated Maturity of the Debentures; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the Stated Maturity of the Debentures shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections 4.10 and 4.12 of the Notes Indenture.
          “Distribution” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
          “Distribution Guarantee” means the Guarantee issued by Distribution of the obligations with respect to the Debentures pursuant to the terms of this Indenture.
          “Distribution Notice” has the meaning specified in Section 10.01(c).
          “DTC” means The Depository Trust Company.
          “Effective Date” has the meaning specified in Section 10.04(b).
          “Event of Default” has the meaning specified in Section 6.01.
          “Ex-Dividend Date” means, in respect of a dividend or distribution to holders of Common Stock, the first date upon which a sale of Common Stock does not automatically transfer the right to receive the relevant dividend or distribution from the seller of Common Stock to its buyer.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Expiration Date” has the meaning specific in Section 10.05(e).
          “Expiration Time” has the meaning specific in Section 10.05(e).
          “Fair Market Value” has the meaning specified in Section 10.05(g)(i).
          “Fiscal Quarter” means, with respect to the Company, the fiscal quarter publicly disclosed by the Company. The Company shall confirm the ending dates of its fiscal quarters for the current fiscal year to the Trustee upon the Trustee’s request.
          “Fundamental Change” means the occurrence of any of the following after the original issuance of the Debentures:
     (a) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Capital Stock that is at the time entitled to vote by the holder thereof in the election of the Board of Directors (or comparable body); or
     (b) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or
     (c) the adoption of a plan relating to the liquidation or dissolution of the Company; or
     (d) the consolidation or merger of the Company with or into any other “person” (as this term is used in Section 13(d)(3) of the Exchange Act), or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets and those of its subsidiaries taken as a whole to any “person” (as this term is used in Section 13(d)(3) of the Exchange Act), other than:
     (i) any transaction:
     (A) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock; and
     (B) pursuant to which the holders of 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors of the Company immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such transaction; or
     (ii) any merger primarily for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or
     (e) the termination of trading of the Common Stock, which will be deemed to have occurred if the Common Stock or other common stock into which the Debentures are convertible is neither listed for trading on a United States national securities exchange nor approved for listing on the Nasdaq Global Select Market or the Nasdaq Global Market (to the extent that the Nasdaq Global Select Market or the Nasdaq Global Market is not at such time a U.S. national securities exchange) or quoted on an established automated over-the-counter trading market in the United States, and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the United States.
            However, a Fundamental Change will be deemed not to have occurred if more than 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a Fundamental Change under clauses (a) or (d) above consists of shares of Common Stock, depositary receipts or other certificates representing common equity interests traded or to be traded immediately following such transaction on a U.S. national securities exchange or on the Nasdaq Global Select Market or the Nasdaq Global Market (to the extent that the Nasdaq Global Select Market or the Nasdaq Global Market is not at such time a U.S. national securities exchange) or quoted on an established automated over-the-counter trading market in the United States and, as a result of the transaction or transactions, the Debentures become convertible solely into such common stock, depositary receipts or other certificates representing common equity interests (and any rights attached thereto).
          “Fundamental Change Repurchase Date” has the meaning specified in Section 3.04(a).
          “GAAP” means generally accepted accounting principles in the United States of America as in effect on the Settlement Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.
          “Global Debentures” has the meaning specified in Section 2.02.
          “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.
          “Guarantee of 2005 Debentures” means the guarantee issued by Distribution with respect to the 2005 Debentures pursuant to the 2005 Debentures Indenture.
          “Guarantee of 2006 Debentures” means the guarantee issued by Distribution with respect to the 2006 Debentures pursuant to the 2006 Debentures Indenture.
          “Guaranteed Obligations” has the meaning specified in Section 11.01

          “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.
          “Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.
        “Indebtedness” means, with respect to any Person on any date of determination (without duplication),
     (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;
     (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
     (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii), (iv) and (v) hereof) to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 30th day following payment on the letter of credit so long as such letter of credit is entered into in the ordinary course of business);
     (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;
     (v) all Capitalized Lease Obligations and all Attributable Debt of such Person;
     (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);
     (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;
     (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

     (ix) all obligations of the type referred to in clauses (i) through (viii) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.
The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that the amount outstanding at any time of any Indebtedness Incurred with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. Any “Qualified Receivables Transaction,” whether or not such transfer constitutes a sale for the purposes of GAAP, shall not constitute Indebtedness hereunder; provided that any receivables financing or securitization that does not constitute a Qualified Receivables Transaction and does not qualify as a sale under GAAP shall constitute Indebtedness hereunder.
          “Indenture” means this Indenture, as amended or supplemented from time to time.
          “Initial Conversion Value” means $800.0004.
          “interest” means, when used with reference to the Debentures or the Distribution Guarantee, any interest payable under the terms of the Debentures, including defaulted interest, Contingent Interest, if any, and Additional Interest, if any.
          “Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.
          “Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of “Unrestricted Subsidiary”, (i) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.
          “Legal Holiday” has the meaning specified in Section 13.08.
          “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
          “Market Disruption Event” means (1) a failure by the securities exchange or market referenced in the definition of “Trading Day” to open for trading during its regular trading session or (2) the occurrence or existence prior to 1:00 p.m. on any Trading Day for the Common Stock of an aggregate one-half hour of suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by a stock exchange or otherwise) in the Common Stock or in any option contracts or futures contracts relating to the Common Stock.
          “Maturity Date” means September 15, 2029.
          “Non-Stock Change of Control” means a transaction described under clause (a) or clause (d) in the definition of Fundamental Change pursuant to which 10% or more of the consideration for Common Stock (other than cash payments for fractional shares, if applicable, and cash payments made in respect of dissenters’ appraisal rights) in such Fundamental Change transaction consists of cash or securities (or other property) that are not shares of Common Stock, depositary receipts or other certificates representing common equity interests traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or quoted on the Nasdaq Global Select Market or the Nasdaq Global Market (to the extent that the Nasdaq Global Select Market or the Nasdaq Global Market is not at such time a U.S. national securities exchange) or another established automated over-the-counter trading market in the United States.
          “Notes” means Distribution’s 7.5% Senior Subordinated Notes due 2017 issued under the Notes Indenture.
          “Notes Indenture” means the indenture dated as of September 27, 2005, among the Company, Distribution and The Bank of New York Mellon (as successor to J.P. Morgan Trust Company, National Association), as trustee, under which the Notes were issued.
          “Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.
          “Officers’ Certificate” means a certificate signed by two Officers. One of the officer’s executing an Officer’s Certificate in accordance with Section 4.06 shall be the chief executive, financial or operating officer of the Company.
          “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

          “Paying Agent” has the meaning specified in Section 2.05.
          “Payment Blockage Period” has the meaning specified in Section 12.03.
          “pay its Distribution Guarantee” has the meaning specified in Section 12.03.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
          “Principal” of a Debenture means the principal of the Debenture plus the premium, if any, payable on the Debenture that is due or overdue or is to become due at the relevant time.
          “Prospectus” means the prospectus dated August 12, 2009 relating to the offering of the Debentures in exchange for the 2005 Debentures and the 2006 Debentures.
          “protected purchaser” has the meaning specified in Section 2.09.
          “Qualified Receivables Transaction” means any financing by Distribution or any of its Subsidiaries of accounts receivable in any transaction or series of transactions that may be entered into by Distribution or any of its Subsidiaries pursuant to which (a) Distribution or any of its Subsidiaries sells, conveys or otherwise transfers to a Receivables Entity and (b) a Receivables Entity sells, conveys or otherwise transfers to any other Person or grants a security interest to any Person in, any accounts receivable (whether now existing or arising in the future) of Distribution or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided that (i) the Board of Directors shall have determined in good faith that such Qualified Receivables Transaction is economically fair and reasonable to Distribution and the Receivables Entity and (ii) all sales of accounts receivable and related assets to the Receivables Entity are made at fair market value (as determined in good faith by Distribution). The grant of a security interest in any accounts receivable of Distribution or any of its Restricted Subsidiaries to secure Bank Indebtedness shall not be deemed a Qualified Receivables Transaction.
          “Receivables Entity” means any Wholly Owned Subsidiary of Distribution (or another Person in which Distribution or any Subsidiary of Distribution makes an Investment and to which Distribution or any Subsidiary of Distribution transfers accounts receivable and related assets) (i) which engages in no activities other than in connection with the financing of accounts receivable, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, (ii) which is designated by the Board of Directors (as provided below) as a Receivables Entity and (iii) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (A) is Guaranteed by Distribution or any other Subsidiary of Distribution (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (B) is recourse to or obligates Distribution or any other Subsidiary of Distribution in any way other than pursuant to Standard Securitization Undertakings or (C) subjects any property or asset of Distribution or any other Subsidiary of Distribution, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.
          “Record Date” means, with respect to any interest payment date of the Debentures, the March 1 and September 1 preceding the applicable March 15 and September 15 interest payment date, respectively. The “record date,” with respect to the Conversion Rate adjustment as provided in Section 10.05, has the meaning specified in Section 10.05(g)(ii).
          “Reference Property has the meaning specified in Section 10.06.
          “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
          “Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of Distribution or any Restricted Subsidiary existing on the Settlement Date or Incurred in compliance with the Notes Indenture (including Indebtedness of Distribution that Refinances Refinancing Indebtedness); provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced (plus any accrued interest and premium thereon and reasonable expenses Incurred in connection therewith); provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of Distribution or (y) Indebtedness of Distribution or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.
          “Register” has the meaning specified in Section 2.05.
          “Registrar” has the meaning specified in Section 2.05.

          “Reorganization Event” has the meaning specified in Section 10.06.
          “Representative” means the trustee, agent or representative (if any) for an issue of Senior Indebtedness of Distribution.
          “Repurchase Notice” has the meaning specified in Section 3.04(c).
          “Responsible Officer”, when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and having direct responsibility for the administration of the Indenture.
          “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.
          “Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by Distribution or a Restricted Subsidiary whereby Distribution or a Restricted Subsidiary transfers such property to a Person and Distribution or such Restricted Subsidiary leases it from such Person, other than leases between Distribution and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.
          “Scheduled Trading Day” means any day on which the principal U.S. national or regional securities exchange on which the Common Stock is listed or admitted for trading is scheduled to be open for trading.
          “SEC” means the Securities and Exchange Commission.
          “Secured Indebtedness” means any Indebtedness of Distribution secured by a Lien.
          “Senior Indebtedness” of Distribution means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of Distribution, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and all other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of Distribution, whether outstanding on the Settlement Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Guaranteed Obligations; provided, however, that Senior Indebtedness shall not include (i) any obligation of Distribution to any Subsidiary, (ii) any liability for federal, state, local or other taxes owed or owing by Distribution, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness or obligation of Distribution (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of Distribution, including any Senior Subordinated Indebtedness of Distribution and any

Subordinated Obligations of Distribution, (v) any payment obligations with respect to any Capital Stock or (vi) any Indebtedness Incurred in violation of Section 11.06 of this Indenture.
          “Senior Subordinated Indebtedness” of Distribution means the Notes, the Guarantee of 2005 Debentures, the Guarantee of 2006 Debentures and any other Indebtedness of Distribution that specifically provides that such Indebtedness is to rank pari passu with the Distribution Guarantee in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of Distribution which is not Senior Indebtedness.
          “Settlement Amount” has the meaning specified in Section 10.12.
          “Settlement Date” means the date of this Indenture.
          “Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, but shall in no event include a Receivables Entity.
          “Spin-off” has the meaning specified in Section 10.05(c).
          “Stock Price” has the meaning specified in Section 10.04(b).
          “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in an accounts receivable transaction including, without limitation, those relating to the servicing of the assets of a Receivables Entity.
          “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).
          “Subordinated Obligation” means any Indebtedness of Distribution (whether outstanding on the Settlement Date or thereafter Incurred) that is subordinate or junior in right of payment to the Distribution Guarantee pursuant to a written agreement.
          “Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.
          “Tax Triggering Event” means (i) the enactment of U.S. federal legislation, promulgation of Treasury regulations, issuance of a published ruling, notice, announcement or equivalent form of guidance by the Treasury or the Internal Revenue Service, or the issuance of a judicial decision, in each case after the date hereof, if the Company receives an opinion of its outside counsel to the effect that any such authority will have the effect of lowering the comparable yield or delaying or otherwise limiting the current deductibility of interest or original issue discount with respect to the Debentures, or (ii) any closing agreement or other final settlement entered into by the Company and the U.S. Treasury or Internal Revenue Service which agreement or settlement has the effect of lowering the comparable yield or delaying or otherwise limiting the current deductibility of interest or original issue discount with respect to the Debentures, provided that the Company determines that the reduction, delay, or limit on its current deductibility of interest or original issue discount with respect to the Debentures as a result of the conditions described in clause (i) or (ii) of this definition is material.
          “TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of this Indenture.
          “Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.
          “Trading Day” has the meaning specified in Section 10.05(g)(iii).
          “Trading Price” means, with respect to a Debenture on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Debentures obtained by the Trustee for $5,000,000 principal amount of Debentures at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Company, which may include one or more of the Dealer Managers; provided that if two such bids cannot reasonably be obtained by the Trustee, but one such bid can be reasonably obtained by the Trustee, then this one bid shall be used; and provided further that, if the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of Debentures from a nationally recognized securities dealer, then, for the purpose of determining the convertibility of the Debentures only, the Trading Price per $1,000 principal amount of Debentures shall be deemed to be less than 98% of the product of (a) the Conversion Rate on such determination date and (b) the Closing Sale Price of a share of Common Stock on such determination date. Notwithstanding the foregoing, for purposes of determining the Trading Price for the purposes of the Contingent Interest provisions set forth in Section 4.08 only, if the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Debentures from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Debentures will be deemed to equal the product of (x) the Conversion Rate then in effect and (y) the average Closing Sale Price of the Common Stock over the five Trading-Day period ending on such determination date.
          “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
          “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

          “Unrestricted Subsidiary” means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.08 of the Notes Indenture. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.07(a) of the Notes Indenture and (y) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
          “Valuation Period” has the meaning specified in Section 10.05(c).
          “Wholly Owned Subsidiary” means a Restricted Subsidiary of the Company, all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.
          SECTION 1.02.   Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:
          “Commission” means the SEC.
          “indenture securities” means the Debentures and the Distribution Guarantee.
          “indenture security holder” means a Debentureholder.
          “indenture to be qualified” means this Indenture.
          “indenture trustee” or “institutional trustee” means the Trustee.
          “obligor” on the indenture securities means the Company, Distribution and any other obligor on the indenture securities.
          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

     SECTION 1.03.   Rules of Construction. Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) “including” means including without limitation;
     (5) words in the singular include the plural and words in the plural include the singular;
     (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;
     (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and
     (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.
ARTICLE 2
The Debentures
          SECTION 2.01.   Designation, Amount and Issuance of Debentures. The Debentures shall be designated as “6.0% Convertible Senior Debentures due 2029”. The Debentures will not exceed the aggregate principal amount of $345,000,000 (except pursuant to Sections 2.06, 3.03, 3.04 and 10.02 hereof). Upon the execution of this Indenture, or from time to time thereafter, Debentures may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver Debentures upon a written order of the Company, such order signed by an Officer, without any further action by the Company hereunder.
          SECTION 2.02.   Form of the Debentures. The Debentures and the Trustee’s certificate of authentication to be borne by such Debentures shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Debentures attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
          Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the custodian for the Global Debentures, the Depositary or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Debentures are subject.
          So long as the Debentures are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.08(b), all of the Debentures will be represented by one or more Debentures in global form registered in the name of the Depositary or the nominee of the Depositary (“Global Debentures”). The transfer and exchange of beneficial interests in any such Global Debentures shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.08(b), beneficial owners of a Global Debenture shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Debenture.
          Any Global Debentures shall represent such of the outstanding Debentures as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Debentures from time to time endorsed thereon and that the aggregate amount of outstanding Debentures represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the amount of outstanding Debentures represented thereby shall be made by the Trustee or the custodian for the Global Debenture, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Debentures in accordance with this Indenture. Payment of principal of, interest on and premium, if any, on any Global Debentures shall be made to the Depositary in immediately available funds.
          SECTION 2.03.   Date and Denomination of Debentures; Payment at Maturity; Payment of Interest. The Debentures shall be issuable in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. Each Debenture shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Debentures attached as Exhibit A hereto. Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
          On the Maturity Date, each Holder shall be entitled to receive on such date $1,000 per each $1,000 principal amount of Debentures, and accrued and unpaid interest to, but not including, the Maturity Date. With respect to Global Debentures, principal and interest will be paid to the Depositary in immediately available funds. With respect to any certificated Debentures, principal and interest will be payable at the Company’s office or agency in New York City, which initially will be the office or agency of the Trustee located at The Bank of New York Mellon, 101 Barclay Street, Floor 8-W, New York, NY 10286, Attention: Corporate Trust Administration.

          The Person in whose name any Debenture is registered on the Register at 5:00 p.m., New York City time, on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except that the interest payable upon maturity, redemption or repurchase following a Fundamental Change will be payable to the Person to whom principal is payable upon maturity or pursuant to such redemption or repurchase following a Fundamental Change (unless the redemption date or the Fundamental Change Repurchase Date, as the case may be, is after a Record Date and on or prior to the corresponding interest payment date, in which case the semi-annual payment of interest becoming due on such interest payment date shall be payable to the Holder of such Debentures registered as such on the applicable Record Date). Notwithstanding the foregoing, any Debentures or portion thereof surrendered for conversion during the period from 5:00 p.m., New York City time, on the Record Date for any interest payment date to 5:00 p.m., New York City time, on the Business Day preceding the applicable interest payment date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment need be made (1) if a Holder converts its Debentures in connection with a redemption and the Company has specified a redemption date that is after a Record Date and on or prior to the next interest payment date, (2) if a Holder converts its Debentures in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the next interest payment date or (3) to the extent of any overdue interest, if any exists at the time of conversion with respect to such Debentures.
          The Company shall pay interest (i) on any Global Debentures by wire transfer of immediately available funds to the account of the Depositary or its nominee, (ii) on any Debentures in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Register, provided, however, that at maturity interest will be payable at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, The City of New York, which shall initially be an office or agency of the Trustee and (iii) on any Debentures in certificated form having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Debentures duly delivered to the trustee at least five Business Days prior to the relevant interest payment date, provided, however, that at maturity interest will be payable at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, The City of New York, which shall initially be an office or agency of the Trustee. If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon.
          Any interest on any Debentures which is payable, but is not punctually paid or duly provided for, on any March 15 or September 15 shall be subject to Section 2.13.
          SECTION 2.04.   Execution and Authentication. One or more Officers shall sign the Debentures for the Company by manual or facsimile signature.
          If an Officer whose signature is on a Debenture no longer holds that office at the time the Trustee authenticates the Debenture, the Debenture shall be valid nevertheless.

          A Debenture shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Debenture. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.
          The Trustee shall authenticate and make available for delivery Debentures in the form set forth in Exhibit A.
          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Debentures. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
          SECTION 2.05.   Registrar and Paying Agent. The Company shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Debentures may be presented for payment (the “Paying Agent”). The Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes. The Registrar shall keep a register of the Debentures (the “Register”) and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Debentures, (ii) the custodian with respect to the Global Debentures and (iii) conversion agent.
          The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.
          The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.
          SECTION 2.06.   Paying Agent to Hold Money in Trust. Prior to each due date of the principal and interest on any Debenture, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Debentureholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Debentures and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.
          SECTION 2.07.   Debentureholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Debentureholders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Debentureholders.
          SECTION 2.08.   Exchange and Registration of Transfer of Debentures. (a) The Company shall cause to be kept at the Corporate Trust Office the Register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.
          Upon surrender for registration of transfer of any Debentures to the Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.08, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
          Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures that the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.
          All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.
          All Debentures presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Debentures shall be duly executed by the Holder thereof or his attorney duly authorized in writing.
          No service charge shall be made to any Holder for any registration of, transfer or exchange of Debentures, but the Company or the Trustee may require payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures.
          Neither the Company nor the Trustee nor any Registrar shall be required to exchange, issue or register a transfer of (a) any Debentures for a period of fifteen calendar days next preceding date of mailing of a notice of redemption, (b) any Debentures or portions thereof called for redemption pursuant to Section 3.02, except for the unredeemed portion of any Debentures being redeemed in part, (c) any Debentures or portions thereof surrendered for conversion pursuant to Article 10 or (d) any Debentures or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.04.
          (b) The following provisions shall apply only to Global Debentures:
     (i) Each Global Debentures authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian for the Global Debentures therefor, and each such Global Debentures shall constitute a single Debenture for all purposes of this Indenture.
     (ii) Notwithstanding any other provision in this Indenture, no Global Debentures may be exchanged in whole or in part for Debentures registered, and no transfer of a Global Debenture in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debenture or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary has not been appointed by the Company within 90 calendar days, or (B) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Debentures represented by Global Debentures. Any Global Debentures exchanged pursuant to this Section 2.08(b)(ii) shall be so exchanged in whole and not in part.
     (iii) In addition, certificated Debentures will be issued in exchange for beneficial interests in a Global Debenture upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the Debentures or this Indenture, including its rights following the occurrence of an Event of Default.
     (iv) Debentures issued in exchange for a Global Debenture or any portion thereof pursuant to clause (ii) or (iii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Debentures or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Debentures to be exchanged shall be surrendered by the Depositary to the Trustee, as Registrar, provided that pending completion of the exchange of a Global Debenture, the Trustee acting as custodian for the Global Debentures for the Depositary or its nominee with respect to such Global Debentures, shall reduce the principal amount thereof, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Debentures issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.
     (v) In the event of the occurrence of any of the events specified in clause (ii) above or upon any request described in clause (iii) above, the Company will promptly make available to the Trustee a sufficient supply of certificated Debentures in definitive, fully registered form, without interest coupons.
     (vi) Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Debentures registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Debentures for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Debentures.
     (vii) At such time as all interests in a Global Debenture have been redeemed, repurchased, converted, cancelled or exchanged for Debentures in certificated form, such Global Debenture shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Debenture. At any time prior to such cancellation, if any interest in a Global Debenture is redeemed, repurchased, converted, cancelled or exchanged for Debentures in certificated form, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Debenture, be appropriately reduced, and an endorsement shall be made on such Global Debenture, by the Trustee or the custodian for the Global Debenture, at the direction of the Trustee, to reflect such reduction.

          (c) The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Debentures or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Debentures. All notices and communications to be given to the Holders of Debentures and all payments to be made to Holders of Debentures under the Debentures shall be given or made only to or upon the order of the registered Holders of Debentures (which shall be the Depositary or its nominee in the case of a Global Debenture). The rights of beneficial owners in any Global Debentures shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.
          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debentures (including any transfers between or among Agent Members) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          SECTION 2.09.   Replacement Debentures. If a mutilated Debenture is surrendered to the Registrar or if the Debentureholder of a Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Debenture if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Debentureholder (i) satisfies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Debenture being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (iii) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Debentureholder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Debenture is replaced. The Company and the Trustee may charge the Debentureholder for their expenses in replacing a Debenture. In case any Debentures which have matured or are about to mature or have been called for redemption or have been properly tendered for repurchase on a Fundamental Change Repurchase Date (and not withdrawn), as the case may be, or are to be converted into Common Stock, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing substitute Debentures, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Debentures), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any Paying Agent or conversion agent evidence to their satisfaction of the destruction, loss or theft of such Debentures and of the ownership thereof.
          Every replacement Debenture is an additional obligation of the Company.
          The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Debentures.
          SECTION 2.10.   Outstanding Debentures. Debentures outstanding at any time are all Debentures authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Debenture.
          If a Debenture is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Debenture is held by a protected purchaser.
          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date, repurchase date or Maturity Date money sufficient to pay all principal and interest payable on that date with respect to the Debentures (or portions thereof) to be redeemed, repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Debentureholders on that date pursuant to the terms of this Indenture, then on and after that date such Debentures (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
          SECTION 2.11.   Temporary Debentures. Pending the preparation of Debentures in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Debentures (printed or lithographed). Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the Debentures in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every such temporary Debentures shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Debentures in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Debentures in certificated form and thereupon any or all temporary Debentures may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Debentures an equal aggregate principal amount of Debentures in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Debentures in certificated form authenticated and delivered hereunder.

          SECTION 2.12.   Cancellation. The Company at any time may deliver Debentures to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Debentures surrendered for registration of transfer, exchange, payment or cancellation and dispose of such canceled Debentures in accordance with its customary procedures or deliver canceled Debentures to the Company. The Company may not issue new Debentures to replace Debentures it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Debentures in place of canceled Debentures other than pursuant to the terms of this Indenture.
          SECTION 2.13.   Defaulted Interest. If the Company defaults in a payment of interest on the Debentures, the Company shall pay the defaulted interest (plus interest on such defaulted interest at the rate of 1% per annum above the then applicable interest rate on the Debentures to the extent lawful) in any lawful manner not inconsistent with the requirements of the New York Stock Exchange or any other national securities exchange or automated quotation system on which such Debentures are listed or quoted. The Company may pay the defaulted interest to the Persons who are Debentureholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Debentureholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
          SECTION 2.14.   CUSIP and ISIN Numbers. The Company in issuing the Debentures may use “CUSIP” and “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Debentureholders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any changes to the CUSIP and ISIN numbers.
ARTICLE 3
Redemption and Repurchase of Debentures
          SECTION 3.01.   Optional Redemption of Debentures. (a) At any time on or after September 15, 2016, the Debentures may be redeemed at the option of the Company, in whole or in part, upon notice as set forth in Section 3.02, in cash at the redemption price equal to 100% of the principal amount thereof. In addition, the Company will pay interest on the Debentures being redeemed, which interest will include such interest accrued and unpaid to, but excluding, the redemption date; provided, that if the redemption date is after a Record Date and on or prior to the corresponding interest payment date, the interest will be paid on the redemption date to the Holder of record on the Record Date.
          (b) At any time on or prior to September 15, 2010, if a Tax Triggering Event has occurred, the Debentures may be redeemed at the option of the Company, in whole or in part,

upon notice as set forth in Section 3.02, in cash at the redemption price equal to 101.5% of the principal amount thereof plus if the Conversion Value as of the redemption date of the Debentures being redeemed exceeds their Initial Conversion Value, 95% of the amount determined by subtracting the Initial Conversion Value of such Debentures from their Conversion Value as of the redemption date. In addition, the Company will pay interest on the Debentures being redeemed, which interest will include such interest accrued and unpaid to, but excluding, the redemption date; provided, that if the redemption date is after a Record Date and on or prior to the corresponding interest payment date, the interest will be paid on the redemption date to the Holder of record on the Record Date.
          (c) Notwithstanding the foregoing, the Company may not redeem any Debentures pursuant to Section 3.01(a) or (b) if a Default in the payment of interest on the Debentures has occurred and is continuing.
          SECTION 3.02.   Notice of Optional Redemption; Selection of Debentures to Be Redeemed. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debentures pursuant to Section 3.01, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than five Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be mailed, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption not fewer than 30 calendar days nor more than 60 calendar days prior to the redemption date to each Holder of Debentures so to be redeemed in whole or in part at its last address as the same appears on the Register; provided that such notice must be given at least 24 Scheduled Trading Days prior to the redemption date; provided, further that if the Company makes such request of the Trustee, it shall, together with such request, also give written notice of the redemption date to the Trustee, provided that the text of the notice shall be prepared by the Company. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Debentures designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debentures. Concurrently with the mailing of any such notice of redemption, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the redemption notice or any of the proceedings for the redemption of any Debentures called for redemption.
          Each such notice of redemption shall specify: (i) the aggregate principal amount of Debentures to be redeemed, (ii) the CUSIP number or numbers of the Debentures being redeemed, (iii) the date fixed for redemption (which shall be a Business Day), (iv) the redemption price at which Debentures are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Debentures, (iv) that interest accrued and unpaid to, but excluding, the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue, (vii) that the Holder has a right to convert the Debentures called for redemption, (viii) the Conversion Rate on the date of such notice, (ix) the time and date on which the right to convert such Debentures or portions thereof will expire, (x) the formula for determining the amount of cash and the number of shares, if any, to be delivered to the Holder upon conversion pursuant to Section 10.12 and the date on which the Cash Settlement Averaging Period begins and (xi) that the Company will pay cash for fractional interests in shares of Common Stock, if any, as provided in this Indenture. If fewer than all the Debentures are to be redeemed, the notice of redemption shall identify the Debentures to be redeemed (including CUSIP numbers, if any). In case any Debentures are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the redemption date, upon surrender of such Debentures, a new Debentures or Debentures in principal amount equal to the unredeemed portion thereof will be issued.
          Whenever any Debentures are to be redeemed, the Company will give the Trustee written notice of the redemption date, together with an Officers’ Certificate as to the aggregate principal amount of Debentures to be redeemed not fewer than 35 calendar days (or such shorter period of time as may be acceptable to the Trustee) prior to the redemption date.
          On or prior to the redemption date specified in the notice of redemption given as provided in this Section 3.02, the Company will deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.06) an amount of money in immediately available funds sufficient to redeem on the redemption date all the Debentures (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate redemption price, together with accrued and unpaid interest to, but excluding, the redemption date; provided that if such payment is made on the redemption date, it must be received by the Paying Agent, by 11:00 a.m., New York City time, on such date. If any Debentures called for redemption are converted pursuant hereto prior to such redemption date, any money deposited with the Paying Agent or so segregated and held in trust for the redemption of such Debentures shall be paid to the Company or, if then held by the Company, shall be discharged from such trust.
          If less than all of the outstanding Debentures are to be redeemed, the Trustee shall select the Debentures or portions thereof of the Global Debentures or the Debentures in certificated form to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate and not inconsistent with the requirements of the New York Stock Exchange or any other national securities exchange or automated quotation system on which such Debentures are then listed or quoted. If any Debentures selected for redemption are submitted for conversion in part after such selection, the portion of such Debentures submitted for conversion shall be deemed (so far as may be possible) to be the portion to be selected for redemption. The Debentures (or portions thereof) so selected for redemption shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Debentures are submitted for conversion in part before the mailing of the notice of redemption.
          Upon any redemption of less than all of the outstanding Debentures, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Debentures that are unconverted and outstanding at the time of redemption, treat as outstanding any Debentures surrendered for conversion during the period of fifteen calendar days preceding the mailing of a notice of redemption and may (but need not) treat as outstanding any

Debentures authenticated and delivered during such period in exchange for the unconverted portion of any Debentures converted in part during such period.
          If at any time and for so long as any Debentures shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, and to the extent required by such exchange on which such Debentures are listed, the Company will notify such stock exchange of any such notice of redemption. In addition, the Company will notify the New York Stock Exchange or any other national securities exchange or automated quotation system on which such Debentures are listed or quoted of the principal amount outstanding following any partial redemption of the Debentures.
          SECTION 3.03.   Payment of Debentures Called for Redemption. If notice of redemption has been given as provided in Section 3.02, the Debentures or portion of Debentures with respect to which such notice has been given shall, unless converted pursuant to the terms hereof, become due and payable on the date fixed for redemption and at the place or places stated in such notice at the redemption price, plus interest accrued and unpaid to, but excluding, the redemption date (unless the redemption date is after a Record Date and on or prior to the corresponding interest payment date, in which event the interest will be paid on the interest payment date to the Holder of record on the Record Date), and, unless the Company shall default in the payment of such Debentures at the redemption price, plus interest, if any, accrued and unpaid to, but excluding, such date, interest on the Debentures or portion of Debentures so called for redemption, interest shall cease to accrue on and after such date and, after 5:00 p.m., New York City time, on the Business Day immediately preceding the redemption date (unless the Company shall default in the payment of such Debentures at the redemption price, together with interest accrued to such date) and such Debentures shall cease to be convertible and, except as provided in Section 2.06 and Section 8.02, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Debentures except the right to receive the redemption price thereof plus accrued and unpaid interest to, but excluding, the redemption date. On presentation and surrender of such Debentures at a place of payment in said notice specified, the said Debentures or the specified portions thereof shall be paid and redeemed by the Company at the redemption price, together with interest accrued and unpaid thereon to, but excluding, the redemption date; provided that if the applicable redemption date is after the applicable Record Date and on or before an interest payment date, the interest payable on such interest payment date shall be paid on such interest payment date to the Holders of record of such Debentures on the applicable Record Date instead of the Holders surrendering such Debentures for redemption on such date.
          Upon presentation of any Debentures redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Debentures or Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the Debentures so presented.
          Notwithstanding the foregoing, the Trustee shall not redeem any Debentures or mail any notice of redemption during the continuance of a Default in payment of interest on the Debentures. If any Debentures called for redemption shall not be so paid upon surrender thereof for redemption on the redemption date as provided in this Section 3.03, to the extent legally permissible, the redemption price shall, until paid or duly provided for, bear interest from and including the redemption date at a rate equal to 1% per annum above the rate borne by the Debentures and such Debentures shall remain convertible into Common Stock until the redemption price and interest shall have been paid or duly provided for.
          SECTION 3.04.   Repurchase at Option of Holders Upon a Fundamental Change. (a) If there shall occur a Fundamental Change at any time prior to maturity of the Debentures, then each Holder of Debentures shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Debentures, or any portion thereof that is a multiple of $1,000 principal amount, on a date (the “Fundamental Change Repurchase Date”) specified by the Company, that is not less than 20 calendar days nor more than 35 calendar days after the date of the Company Repurchase Notice related to such Fundamental Change at a cash repurchase price equal to 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date, subject to the satisfaction by the Holder of the requirements set forth in Section 3.04(c); provided that if such Fundamental Change Repurchase Date falls after a Record Date and on or prior to the corresponding interest payment date, then the interest payable on such interest payment date shall be paid on such interest payment date to the Holders of record of the Debentures on the applicable Record Date instead of the Holders surrendering the Debentures for repurchase on such date.
          (b) On or before the fifth calendar day after the occurrence of a Fundamental Change, the Company shall mail or cause to be mailed to all Holders of record of the Debentures on the date of the Fundamental Change at their addresses shown in the Register (and to beneficial owners of the Debentures as required by applicable law) a notice (a “Company Repurchase Notice”) as set forth in Section 3.05 with respect to such Fundamental Change. The Company shall also deliver a copy of the Company Repurchase Notice to the Trustee and the Paying Agent at such time as it is mailed to Holders of Debentures. Concurrently with the mailing of such Company Repurchase Notice, the Company shall issue a press release announcing such Fundamental Change referred to in the Company Repurchase Notice, the form and content of which press release shall be determined by the Company in its sole discretion.
          No failure of the Company to give the foregoing notices and press release and no defect therein shall limit the repurchase rights of Holders of Debentures or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 3.04.
          (c) For Debentures to be repurchased at the option of the Holder, the Holder must deliver to the Paying Agent, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, (i) a written notice of repurchase (the “Repurchase Notice”) in the form set forth on the reverse of the Debentures duly completed (if the Debentures are certificated) or stating the following (if the Debentures are represented by a Global Debenture): (A) the certificate number of the Debentures which the Holder will deliver to be repurchased or compliance with the appropriate Depositary procedures, (B) the portion of the principal amount of the Debentures which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or a whole multiple of $1,000 and (C) that such Debentures shall be repurchased by the Company pursuant to the terms and conditions specified in the Debentures and in this Indenture, together with (ii) such Debentures duly endorsed for transfer (if the Debentures are certificated) or book-entry transfer of such

Debentures (if such Debentures are represented by a Global Debenture). The delivery of such Debentures to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the repurchase price therefore; provided, however, that such repurchase price shall be so paid pursuant to this Section 3.04 only if the Debentures so delivered to the Paying Agent shall conform in all respects to the description thereof in the Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debentures for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.
          (d) The Company shall repurchase from the Holder thereof, pursuant to this Section 3.04, a portion of a Debenture, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Debenture also apply to the repurchase of such portion of such Debenture.
          (e) The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.
          Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.04 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Debentures.
          If at any time of such Fundamental Change, any Debentures are listed or quoted on the New York Stock Exchange or any other national securities exchange or automated quotation system, to the extent required by such stock exchange or quotation system on which such Debentures are listed or quoted, the Company will notify such stock exchange or quotation system that a Fundamental Change has occurred and any relevant details relating to such Fundamental Change.
          SECTION 3.05.   Company Repurchase Notice. Each Company Repurchase Notice shall:
     (1) state the repurchase price and the Fundamental Change Repurchase Date to which the Company Repurchase Notice relates;
     (2) state the circumstances constituting the Fundamental Change;
     (3) state that the repurchase price will be paid in cash;
     (4) state that Holders must exercise their right to elect repurchase prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date;
     (5) include a form of Repurchase Notice;
     (6) state the name and address of the Paying Agent;

     (7) state that Debentures must be surrendered or transferred to the Paying Agent to collect the repurchase price;
     (8) state that a Holder may withdraw its Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, by delivering a valid written notice of withdrawal in accordance with Section 3.06;
     (9) state whether the Debentures are then convertible, the then applicable Conversion Rate, including, expected changes in the Conversion Rate resulting from such Fundamental Change transaction and expected changes in the cash, shares or other property deliverable upon conversion of the Debentures as a result of the occurrence of the Fundamental Change;
     (10) that Debentures as to which a Repurchase Notice has been given may be converted only if the Repurchase Notice is withdrawn in accordance with the terms of this Indenture;
     (11) state the amount of interest accrued and unpaid per $1,000 principal amount of Debentures to, but excluding, the Fundamental Change Repurchase Date; and
     (12) state the CUSIP number of the Debentures.
A Company Repurchase Notice may be given by the Company or, at the Company’s request, the Trustee shall give such Company Repurchase Notice in the Company’s name and at the Company’s expense; provided, that the text of the Company Repurchase Notice shall be prepared by the Company.
          The Company will, to the extent applicable, comply with the provisions of Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act that may be applicable at the time of the repurchase of the Debentures, file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and comply with all other federal and state securities laws in connection with the repurchase of the Debentures.
          SECTION 3.06.   Effect of Repurchase Notice; Withdrawal. Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 3.04, the Holder of the Debentures in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn in accordance with the following paragraph) thereafter be entitled to receive solely the repurchase price with respect to such Debentures. Such repurchase price shall be paid to such Holder, subject to receipt of funds and/or the Debentures by the Paying Agent, promptly following the later of (x) the Fundamental Change Repurchase Date with respect to such Debentures (provided the Holder has satisfied the conditions in Section 3.04) and (y) the time of book-entry transfer or delivery of such Debentures to the Paying Agent by the Holder thereof in the manner required by Section 3.04. The Debentures in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.

          A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:
          (a) the certificate number, if any, of the Debentures in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information, in accordance with appropriate Depositary procedures, if the Debentures in respect of which such notice of withdrawal is being submitted is represented by a Global Debenture,
          (b) the principal amount of the Debentures with respect to which such notice of withdrawal is being submitted, and
          (c) the principal amount, if any, of such Debentures which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.
          If a Repurchase Notice is properly withdrawn, the Company shall not be obligated to repurchase the Debentures listed in such Repurchase Notice.
          SECTION 3.07.   Deposit of Repurchase Price. Prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.06, an amount of cash (in immediately available funds if deposited on the Fundamental Change Repurchase Date), sufficient to pay the aggregate repurchase price of all the Debentures or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date.
          If on the Fundamental Change Repurchase Date the Paying Agent holds cash sufficient to pay the repurchase price of the Debentures that Holders have elected to require the Company to repurchase in accordance with Section 3.04, then, on the Fundamental Change Repurchase Date, such Debentures will cease to be outstanding, interest will cease to accrue and all other rights of the Holders of such Debentures will terminate, other than the right to receive the repurchase price upon delivery or book-entry transfer of such Debentures. This will be the case whether or not book-entry transfer of the Debentures has been made or the Debentures has been delivered to the Paying Agent.
          SECTION 3.08.   Debentures Repurchased in Part. Upon presentation of any Debentures repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Debenture or Debentures, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Debentures presented.

ARTICLE 4
Covenants
          SECTION 4.01.   Payment of Debentures. The Company shall promptly pay the principal of and interest on the Debentures on the dates and in the manner provided in the Debentures and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Debentureholders on that date pursuant to the terms of this Indenture.
          The Company shall pay interest on overdue principal at the rate specified therefor in the Debentures, and it shall pay interest on overdue installments of interest as specified in Section 2.13.
          SECTION 4.02.   Maintenance of Office or Agency. The Company will maintain an office or agency in the Borough of Manhattan, The City of New York, where the Debentures may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. As of the date of this Indenture, such office is located at the office of the Trustee located at The Bank of New York Mellon, 101 Barclay Street, Floor 8W, New York, NY 10286, Attention: Corporate Trust Administration and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.
          The Company may also from time to time designate co-registrars and one or more offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          So long as the Trustee is the Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 7.08. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the Holders of Debentures it can identify from its records.
          SECTION 4.03.   Reports. The Company covenants and agrees that it shall:
          (a) file with the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to

Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of Section 13 or Section 15(d) of the Exchange Act, then the Company shall file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;
          (b) file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required by such rules and regulations;
          (c) transmit by mail, to all Debentureholders, as their names and addresses appear in the Register of the Registrar, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to clauses (a) and (b) of this Section 4.03 as may be required by rules and regulations prescribed from time to time by the SEC; and
          (d) comply with the other provisions of TIA Section 314(a).
          All information, documents and reports described in this Section 4.03 and filed with the SEC pursuant to its Electronic Data Gathering, Analysis, and Retrieval system or any successor shall be deemed to be filed with the Trustee and transmitted by mail to all Debentureholders, as applicable, as of the time they are filed via such system. The Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the SEC, regardless of whether such filings are periodic, supplemental or otherwise.
          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
          SECTION 4.04.   Existence. Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders of Debentures.
          SECTION 4.05.   Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary and (iii)

all stamp taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange, conversion, redemption or repurchase of any Debentures or with respect to this Indenture; provided that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.
          SECTION 4.06.   Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that a review of the Company’s activities during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether to the best of such Officer’s knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant contained in this Indenture and that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do know of any Default, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.
          SECTION 4.07.   Further Instruments and Acts. The Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
          SECTION 4.08.   Contingent Interest. Beginning with the six-month interest period commencing September 15, 2016, the Company will pay interest (“Contingent Interest”) during any six-month interest period if the Trading Price of the Debentures for each of the five Trading Days ending on the second Trading Day immediately preceding the first day of the applicable six-month interest period equals or exceeds 120% of the principal amount of the Debentures. During any six-month interest period when Contingent Interest is payable, the Contingent Interest payable on each $1,000 principal amount of Debentures shall equal 0.25% of the average Trading Price of $1,000 principal amount of Debentures during the five Trading Days ending on the second Trading Day immediately preceding the first day of the applicable six-month interest period used to determine whether Contingent Interest must be paid.
          The Trustee’s sole responsibility pursuant to this Section 4.08 shall be to obtain the Trading Price of the Debentures for each of the five Trading Days immediately preceding the first day of the applicable six-month interest period and to provide such information to the Company. The Company shall determine whether Holders are entitled to receive Contingent Interest, and if so, provide notice pursuant to Section 4.09. Notwithstanding any term contained in this Indenture or any other document to the contrary, the Trustee shall have no responsibilities, duties or obligations for or with respect to (i) determining whether the Company must pay Contingent Interest or (ii) determining the amount of Contingent Interest, if any, payable by the Company.

          Contingent Interest for any period shall be paid on the same date and to the same Person entitled to receive other interest payable on any Debentures. Contingent Interest due under this Section 4.08 shall be treated for all purposes of this Indenture like any other interest accruing on the Debentures.
          SECTION 4.09.   Contingent Interest Notification. Prior to the first Business Day of a six-month interest period during which Contingent Interest will be paid, the Company will disseminate a press release through BusinessWire (or if BusinessWire is no longer available, a comparable wire service) stating that Contingent Interest will be paid on the Debentures and identifying the six-month interest period.
          SECTION 4.10.   Tax Treatment. The Company agrees, and by acceptance of beneficial ownership interest in the Debentures each Holder of the Debentures will be deemed to have agreed, for U.S. federal income tax purposes (1) to treat the Debentures as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the “Contingent Payment Regulations”) and, for purposes of the Contingent Payment Regulations, to treat the cash and the fair market value of any stock beneficially received by a Holder upon any conversion of the Debentures as a contingent payment and (2) to be bound by the Company’s determination of the “comparable yield” and “projected payment schedule,” within the meaning of the Contingent Payment Regulations, with respect to the Debentures. A Holder may obtain the issue price, amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule for the Debentures by submitting a written request for such information to the Company at the following address: Wesco International, Inc., 225 West Station Square Drive, Suite 700, Pittsburgh, PA 15219, Attention: Investor Relations Department.
ARTICLE 5
Successor Company
          SECTION 5.01.   When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its assets to any Person unless:
          (a) either (i) the Company is the continuing corporation, or (ii) the resulting, surviving or transferee person (if other than the Company) is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, and a supplemental agreement, all of the Company’s obligations under the Debentures and this Indenture;
          (b) immediately after giving effect to the transaction described above, no Default or Event of Default, has occurred and is continuing;
          (c) if as a result of such transaction the Debentures become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally Guarantees all obligations of the Company or such surviving Person under the Debentures and this Indenture; and

          (d) the Company has delivered to the Trustee the Officers’ Certificate and Opinion of Counsel pursuant to Section 5.03.
          SECTION 5.02.   Successor to be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease in which the Company is not the continuing corporation and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form and substance to the Trustee, of the due and punctual payment of the principal of, premium, if any, and interest on all of the Debentures, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or satisfied by the Company, such successor Person shall succeed to and be substituted for the Company, and may exercise every right and power of the Company, with the same effect as if it had been named herein as the party of this first part, and, except in the case of a lease, the Company shall be discharged from its obligations under the Debentures and this Indenture. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Debentures, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Debentures that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer, upon compliance with this Article 5 the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Debentures and from its obligations under this Indenture.
          SECTION 5.03.   Opinion of Counsel to be Given Trustee. Prior to execution of any supplemental indenture pursuant to this Article 5, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 5.
ARTICLE 6
Defaults and Remedies
          SECTION 6.01.   Events of Default. An “Event of Default” occurs if:
          (a) the Company defaults in any payment of interest on any Debenture when the same becomes due and payable and such default continues for a period of 30 days;

          (b) the Company defaults in the payment of the principal of and premium, if any, on, any Debenture when the same becomes due and payable at its Stated Maturity, upon redemption or required repurchase, upon declaration or otherwise;
          (c) the Company fails to comply with Article 5 or Distribution fails to comply with Section 11.03;
          (d) the Company fails to deliver Common Stock (including any Additional Shares), or cash in lieu thereof, or a combination of the foregoing, as required pursuant to Article 10 upon the conversion of any Debentures and such failure continues for five days following the scheduled settlement date for such conversion;
          (e) the Company fails to provide notice of the anticipated effective date or actual effective date of a Fundamental Change on a timely basis as required in this Indenture;
          (f) the Company fails to comply with any of its agreements contained in the Debentures or this Indenture (other than those referred to in (a), (b), (c), (d) or (e) above) and such failure continues for 60 days after the notice specified below;
          (g) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the Holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $35 million or its foreign currency equivalent at the time and such failure continues for 10 days after the notice specified below;
          (h) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
          (1) commences a voluntary case;
          (2) consents to the entry of an order for relief against it in an involuntary case;
          (3) consents to the appointment of a Custodian of it or for any substantial part of its property; or
          (4) makes a general assignment for the benefit of its creditors;
          (5) or takes any comparable action under any foreign laws relating to insolvency;
          (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
          (1) is for relief against the Company or any Significant Subsidiary in an involuntary case;
          (2) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

          (3) orders the winding up or liquidation of the Company or any Significant Subsidiary;
          (4) or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;
          (j) any judgment or decree for the payment of money in excess of $35 million or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and such judgment or decree is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below; or
          (k) the Distribution Guarantee shall be held in any judicial proceeding to be unenforceable or invalid.
          The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
          The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          A Default under clause (f), (g) or (j) above is not an Event of Default until the Trustee or the Debentureholders of at least 25% in principal amount of the outstanding Debentures notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.
          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default under clause (f), (g) or (j), its status and what action the Company is taking or proposes to take with respect thereto.
          SECTION 6.02.   Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(h) or (i) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Debentureholders of at least 25% in principal amount of the outstanding Debentures by notice to the Company, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Debentures to be due and payable. Upon such a declaration, such principal, premium, if any, and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(h) or (i) with respect to the Company occurs, the principal of, premium, if any, and interest on all the Debentures shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Debentureholders. The Debentureholders of a majority in principal amount of the Debentures by notice to the Trustee may rescind an acceleration and its consequences if the rescission (i) would not conflict with any judgment or decree; (ii) if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely because of acceleration; and (iii) if the Company has paid the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
          Notwithstanding anything to the contrary in this Indenture, the sole remedy for any Event of Default from time to time relating to the Company’s failure to comply with its obligations under Section 4.03, will, at the option of the Company, for the first 365 days after the occurrence of such Event of Default, consist exclusively of the right to receive additional interest (the “Additional Interest”) on the Debentures at an annual rate equal to 0.50% of the principal amount of the Debentures. In order to elect to pay Additional Interest as the sole remedy during the first 365 days after the occurrence of an Event of Default described in the preceding sentence, the Company must give notice to the Trustee and the Company will disseminate a press release through BusinessWire (or if BusinessWire is no longer available, a comparable wire service) of such election on or before the close of business on the fifth Business Day after the date on which such Event of Default occurs. Upon the failure to timely give the Trustee such notice and disseminate such press release, the Debentures will be subject to acceleration as provided in the first paragraph of this Section 6.02. A failure by the Company to pay Additional Interest when due and payable and such default continues for a period of 30 days, shall constitute an Event of Default subject to Section 6.01(a) which will be subject to acceleration as provided in the first paragraph of this Section 6.02.
          Additional Interest will be payable in the same manner and on the same interest payment dates and subject to the same terms as other interest payable under this Indenture. Additional Interest will accrue on all outstanding Debentures from and including the date on which an Event of Default first occurs to, but not including, the 365th day thereafter (or such earlier date on which the Event of Default relating to Section 4.03 shall have been cured or waived). If the Event of Default relating to Section 4.03 is cured or waived prior to such 365th day, such Additional Interest will cease to accrue on the date of such cure or waiver. On such 365th day (if the Event of Default is continuing), such Additional Interest will cease to accrue and the Debentures will be subject to acceleration as provided in the first paragraph of this Section 6.02. A Debentureholder’s right to receive Additional Interest for an Event of Default will not affect the rights of the Debentureholders in the event of an occurrence of any other Event of Default.
          SECTION 6.03.   Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Debentureholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the

Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
          SECTION 6.04.   Waiver of Past Defaults. Subject to Section 6.02, the Holders of a majority in principal amount of the Debentures by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of, premium, if any, or interest on a Debenture, (ii) a Default arising from the failure to redeem or repurchase any Debenture when required pursuant to the terms of this Indenture, (iii) a Default arising from the failure of the Company to deliver Common Stock (including any Additional Shares), or cash in lieu thereof, or a combination of the foregoing, as applicable upon the conversion of any Debentures pursuant to the terms of this Indenture or (iv) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Debentureholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
          SECTION 6.05.   Control by Majority. The Debentureholders of a majority in principal amount of the Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Debentureholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
          SECTION 6.06.   Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest when due or to receive Common Stock (including any Additional Shares), or cash in lieu thereof, or a combination of the foregoing, as applicable upon the conversion of any Debentures pursuant to the terms of this Indenture, no Debentureholder may pursue any remedy with respect to this Indenture or the Debentures unless:
          (a) the Debentureholder gives to the Trustee written notice stating that an Event of Default is continuing;
          (b) the Debentureholders of at least 25% in principal amount of the Debentures make a written request to the Trustee to pursue the remedy;
          (c) such Debentureholder or Debentureholders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;
          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
          (e) the Debentureholders of a majority in principal amount of the Debentures do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Debentureholder may not use this Indenture to prejudice the rights of another Debentureholder or to obtain a preference or priority over another Debentureholder.
          Notwithstanding any other provision of this Indenture and any provision of any Debentures, the right of any Debentureholder to receive payment of the principal of (including the redemption price or repurchase price upon redemption or repurchase pursuant to Article 3), premium, if any, and accrued interest on such Debentures, on or after the respective due dates expressed in such Debentures or in the event of redemption or repurchase, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company, or to receive Common Stock (including any Additional Shares), or cash in lieu thereof, or a combination of the foregoing, as applicable upon the conversion of any Debentures pursuant to the terms of this Indenture, or to bring suit for enforcement of such conversion rights, shall not be impaired or affected without the consent of such holder.
          Anything contained in this Indenture or the Debentures to the contrary notwithstanding, the Holder of any Debentures, without the consent of either the Trustee or the Holder of any other Debentures, on its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.
          SECTION 6.07.   Rights of Debentureholders to Receive Payment and to Convert. Notwithstanding any other provision of this Indenture, the right of any Debentureholder to receive payment of principal of and liquidated damages and interest on the Debentures held by such Debentureholder, on or after the respective due dates expressed in the Debentures, or to bring suit for the enforcement of any such payment on or after such respective dates, or to receive Common Stock (including any Additional Shares), or cash in lieu thereof, or a combination of the foregoing, as applicable upon the conversion of any Debentures pursuant to the terms of this Indenture, or to bring suit for enforcement of such conversion rights, shall not be impaired or affected without the consent of such Debentureholder.
          SECTION 6.08.   Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.
          SECTION 6.09.   Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Debentureholders allowed in any judicial proceedings relative to the Company, Distribution, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Debentureholders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Debentureholder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          SECTION 6.10.   Priorities. Subject to Article 12, if the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:
          FIRST: to the Trustee for amounts due under Section 7.07;
          SECOND: to Debentureholders for amounts due and unpaid on the Debentures for principal and interest, ratably without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal and interest, respectively; and
          THIRD: to the Company.
          The Trustee may fix a record date and payment date for any payment to Debentureholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Debentureholder and the Company a notice that states the record date, the payment date and amount to be paid.
          SECTION 6.11.   Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Debentureholder pursuant to Section 6.07 or a suit by Debentureholders of more than 10% in principal amount of the Debentures or to any suit instituted by any holder of Debentures for the enforcement of the payment of the principal of, or premium, if any, or interest on any Debentures on or after the due date expressed in such Debentures or to any suit for the enforcement of the right to convert any Debentures in accordance with the provisions of Article 10.
          SECTION 6.12.   Waiver of Stay, Extension or Usury Laws. Neither the Company nor Distribution (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and Distribution (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 7
Trustee
          SECTION 7.01.   Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
          (b) Except during the continuance of an Event of Default:
     (1) the Trustee need only perform such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
          (1) this paragraph does not limit the effect of paragraph (b) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.
          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          SECTION 7.02.   Rights of Trustee. (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.
          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Debentures shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit. If the Trustee shall determine to make such further inquiry or investigation, then, except as otherwise prohibited by applicable law or as would reasonably be expected to violate or result in the loss or impairment of any attorney-client or work product privilege, the Trustee shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation; provided, however, that the Company shall not be required to provide access or furnish information in the event of any litigation involving this Indenture or the Debentures except pursuant to applicable rules of discovery.
          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.
          (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

          (i) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
          (j) The permissive rights of the Trustee enumerated herein shall not be construed as duties.
          (k) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
          SECTION 7.03.   Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any conversion agent, Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
          SECTION 7.04.   Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company’s use of the proceeds from the Debentures, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Debentures or in the Debentures other than the Trustee’s certificate of authentication.
          SECTION 7.05.   Notice of Defaults. (a) The Trustee shall not be deemed to have notice of any Default, other than a payment default, unless a Responsible Officer shall have been advised in writing that a Default has occurred. No duty imposed upon the Trustee in this Indenture shall be applicable with respect to any Default of which the Trustee is not deemed to have notice.
          (b) If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Debentureholder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Responsible Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal, premium, if any, or interest on any Debenture (including payments pursuant to the redemption provisions of such Debenture), the Trustee may withhold notice if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the interests of the Debentureholders.
          SECTION 7.06.   Reports by Trustee to Debentureholders. As promptly as practicable after each March 15, beginning with March 15, 2010, and in any event prior to December 31 in each subsequent year, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Debentureholder a brief report dated as of March 15 that complies with Section 313(a) of the TIA. The Trustee shall also comply with Section 313(b) of the TIA.
          A copy of each report at the time of its mailing to Debentureholders shall be filed with the SEC and each stock exchange (if any) on which the Debentures are listed. The Company agrees to notify promptly the Trustee, in writing, whenever the Debentures become listed on any stock exchange and of any delisting thereof.
          SECTION 7.07.   Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company and Distribution, jointly and severally shall indemnify the Trustee, and hold it harmless, against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by or in connection with the offer and sale of the Debentures or the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or Distribution of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense. Such indemnified parties may have separate counsel and the Company and Distribution, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Company and Distribution, as applicable, and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct and negligence.
          To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any liquidated damages on particular Debentures.
          The Company’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(h) or (i) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
          SECTION 7.08.   Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Debentures may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:
          (a) the Trustee fails to comply with Section 7.10;
          (b) the Trustee is adjudged bankrupt or insolvent;
          (c) a receiver or other public officer takes charge of the Trustee or its property; or
          (d) the Trustee otherwise becomes incapable of acting.
          If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Debentures and such Debentureholders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Debentureholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee fails to comply with Section 7.10, any Debentureholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
          SECTION 7.09.   Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee may authenticate such Debentures either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debentures or in this Indenture provided that the certificate of the Trustee shall have.
          SECTION 7.10.   Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.
          SECTION 7.11.   Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
ARTICLE 8
Discharge of Indenture
          SECTION 8.01.   Discharge of Liability on Debentures. (a) When (i) the Company delivers to the Trustee all outstanding Debentures (other than Debentures replaced pursuant to Section 2.09) for cancellation or (ii) all outstanding Debentures have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption or upon a repurchase pursuant to Article 3 hereof, and the Company irrevocably deposits with the Trustee money sufficient to pay at maturity or upon redemption or repurchase all outstanding Debentures, including interest thereon to maturity or such redemption or repurchase date (other than Debentures replaced pursuant to Section 2.09), and any shares of Common Stock or other property due in respect of converted Debentures, and if in each such case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(b), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.
          (b) Notwithstanding clause (a) above, the Company’s obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 7.07, 7.08 and in this Article 8 shall survive until the Debentures have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.03 and 8.04 shall survive.
          SECTION 8.02.   Application of Trust Money. The Trustee shall hold in trust money and any shares of Common Stock or other property due in respect of converted Debentures deposited with it pursuant to this Article 8. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Debentures or, in the case of any shares of Common Stock or other property due in respect of converted Debentures, in accordance with this Indenture in relation to the conversion of Debentures pursuant to the terms hereof. Money and securities so held in trust are not subject to Article 12.
          SECTION 8.03.   Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.
          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Debentures that remains unclaimed for two years, and, thereafter, Debentureholders entitled to the money and/or securities must look to the Company for payment as general creditors.
          SECTION 8.04.   Reinstatement. If the Trustee or Paying Agent is unable to apply any money or to deliver any shares of Common Stock or other property due in respect of converted Debentures in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money and any shares of Common Stock or other property due in respect of converted Debentures in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Debentures because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Debentureholders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
Amendments
          SECTION 9.01.   Without Consent of Debentureholders. The Company, Distribution and the Trustee may amend this Indenture (including the Distribution Guarantee contained herein) or the Debentures without notice to or consent of any Debentureholder:
     (a) to cure any ambiguity, omission, defect or inconsistency;
     (b) to comply with Article 5 or Section 11.03;
     (c) to provide for uncertificated Debentures in addition to or in place of certificated Debentures; provided, however, that the uncertificated Debentures are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Debentures are described in Section 163(f)(2)(B) of the Code;
     (d) to make any change in Article 12 that would limit or terminate the benefits available to any holder of Senior Indebtedness (or any Representatives therefor) under Article 12;

     (e) to add additional Guarantees with respect to the Debentures or to secure the Debentures;
     (f) to add to the covenants of the Company or Distribution for the benefit of the Debentureholders or to surrender any right or power herein conferred upon the Company or Distribution;
     (g) to make any change that does not adversely affect the rights of any Debentureholder, subject to the provisions of this Indenture;
     (h) to provide for a successor Trustee;
     (i) to conform the terms of this Indenture (including the Distribution Guarantee contained herein) or the Debentures with the descriptions set forth in the “Description of the 2029 Debentures” section of the Prospectus to the extent that such description in the “Description of the 2029 Debentures” section of the Prospectus was intended to be a verbatim recitation of a provision of the Indenture (including the Distribution Guarantee contained herein) or the Debentures; or
     (j) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA.
          An amendment under this Section 9.01 may not make any change that adversely affects the rights under Article 12 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.
          After an amendment under this Section 9.01 becomes effective, the Company shall mail to Debentureholders a notice briefly describing such amendment. The failure to give such notice to all Debentureholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
          SECTION 9.02.   With Consent of Debentureholders. The Company, Distribution and the Trustee may amend this Indenture (including the Distribution Guarantee contained herein) or the Debentures with the written consent of the Holders of a majority in principal amount of the Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Debentures), without notice to any other Debentureholder. However, without the consent of each Holder of an outstanding Debenture affected, an amendment may not:
     (a) reduce the principal amount of Debentures whose Debentureholders must consent to an amendment;
     (b) reduce the rate of or extend the time for payment of interest, Contingent Interest or Additional Interest on any Debenture;
     (c) reduce the principal of or extend the Stated Maturity of any Debenture;

     (d) reduce the amount payable in relation to the repurchase of any Debentures or change the time at which any Debentures may be put by Holders for repurchase by the Company in accordance with Article 3;
     (e) reduce the premium payable upon the redemption of any Debenture or change the time at which any Debenture may be redeemed in accordance with Article 3;
     (f) make any Debenture payable in money other than that stated in the Debenture;
     (g) make any change affecting the ranking of the Debentures or any change in Article 12 that adversely affects the rights of any Debentureholder;
     (h) impair the right of a Holder to institute suit for payment of any Debentures;
     (i) adversely affect the right of a Holder to convert any Debentures into cash, and, if applicable, shares of Common Stock (or to the extent otherwise applicable, other property receivable upon conversion pursuant to the terms of this Indenture) or reduce the Conversion Rate, except as otherwise permitted pursuant to this Indenture;
     (j) make any change adversely affecting the rights of Holders of the Debentures with respect to the Distribution Guarantee; or
     (k) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02.
          It shall not be necessary for the consent of the Debentureholders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
          An amendment under this Section 9.02 may not make any change that adversely affects the rights under Article 12 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.
          After an amendment under this Section 9.02 becomes effective, the Company shall mail to Debentureholders a notice briefly describing such amendment. The failure to give such notice to all Debentureholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
          SECTION 9.03.   Compliance with Trust Indenture Act. Every amendment to this Indenture (including the Distribution Guarantee contained herein) or the Debentures shall comply with the TIA as then in effect.
          SECTION 9.04.   Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Debentureholder of a Debenture shall bind the Debentureholder and every subsequent Debentureholder of that Debenture or portion of the Debenture that evidences the same debt as the consenting Debentureholder’s Debenture, even if notation of the consent or waiver is not made on the Debenture. However, any such Debentureholder or subsequent Debentureholder may revoke the consent or waiver as to such Debentureholder’s Debenture or portion of the Debenture if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Debentureholder. An amendment or waiver becomes effective once both (i) the requisite number of consents have been received by the Company or the Trustee and (ii) such amendment or waiver has been executed by the Company, Distribution (if applicable) and the Trustee.
          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Debentureholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Debentureholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Debentureholders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
          SECTION 9.05.   Notation on or Exchange of Debentures. If an amendment changes the terms of a Debenture, the Trustee may require the Debentureholder of the Debenture to deliver it to the Trustee. The Trustee may place an appropriate notation on the Debenture regarding the changed terms and return it to the Debentureholder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Debenture shall issue and the Trustee shall authenticate a new Debenture that reflects the changed terms. Failure to make the appropriate notation or to issue a new Debenture shall not affect the validity of such amendment.
          SECTION 9.06.   Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and Distribution enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).
ARTICLE 10
Conversion of Debentures
          SECTION 10.01.   Right to Convert. (a) Subject to and upon compliance with the provisions of this Indenture, on or prior to the close of business on the Trading Day immediately preceding September 15, 2029, the Holder of any Debentures not previously redeemed or repurchased shall have the right, at such Holder’s option, to convert the principal amount of the Debentures held by such Holder, or any portion of such principal amount which is an integral multiple of $1,000, into cash and, if applicable, fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) as described in Section 10.12, at the Conversion Rate in effect at such time, by surrender of the Debentures so to be converted in whole or in part, together with any required funds, under the circumstances described in this Section 10.01 and in the manner provided in Section 10.02. The Debentures shall be convertible only upon the occurrence of one of the following events:
     (1) prior to September 15, 2028 on any date during any Fiscal Quarter beginning after September 30, 2009 (and only during such Fiscal Quarter), if the Closing Sale Price of a share of Common Stock was more than 130% of the then current Conversion Price for at least 20 Trading Days in the 30 consecutive Trading-Day period ending on the last Trading Day of the immediately preceding Fiscal Quarter;
     (2) on or after September 15, 2028;
     (3) with respect to Debentures called for redemption pursuant to Section 3.01, until 5:00 p.m., New York City time, on the Business Day prior to the relevant redemption date;
     (4) if the Company distributes to all or substantially all holders of Common Stock rights, options or warrants (other than pursuant to a shareholder rights plan) entitling them to purchase, for a period of 45 calendar days or less, Common Stock at a price less than the average of the Closing Sale Prices per share of the Common Stock for the 10 Trading Days preceding the declaration date for such distribution;
     (5) if the Company distributes to all or substantially all holders of Common Stock, cash or other assets, debt securities or rights to purchase the Company’s securities (other than pursuant to a shareholder rights plan, share split of Common Stock or a dividend or distribution on its Common Stock in shares of Common Stock), which distribution has a per share value as determined by the Board of Directors exceeding 5% of the Closing Sale Price per share of the Common Stock on the Trading Day preceding the declaration date for such distribution;
     (6) if a Fundamental Change occurs, at any time beginning on the Business Day following the effective date of the Fundamental Change until 5:00 p.m., New York City time, on the Business Day preceding the Fundamental Change Repurchase Date relating to such Fundamental Change;
     (7) if the Company consolidates with or merges with or into another Person or is a party to a binding share exchange or conveys, transfers, sells, leases or otherwise disposes of all or substantially all of its properties and assets in each case in a transaction not constituting a Fundamental Change, in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property; or
     (8) during the five consecutive Trading-Day period immediately following any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of the Debentures was less than 98% of the product of the Closing Sale Price of a share of Common Stock and the applicable Conversion Rate for each day of such five consecutive Trading-Day period.
          (b) (1) The Company shall notify the Trustee in writing on or prior to the fifth Business Day following the first day of each calendar quarter (commencing prior to September 15, 2028, beginning with the calendar quarter ending December 31, 2009) whether the condition to conversion set forth in Section 10.01(a)(1) above shall have been satisfied with respect to such calendar quarter.
          (2) The Trustee shall have no obligation to determine the Trading Price of the Debentures and whether the Debentures are convertible pursuant to clause (8) of Section 10.01(a) unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder of the Debentures makes a request for a determination and provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Debentures is reasonably likely to be less than 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate then in effect per $1,000 principal amount of Debentures. At such time, the Company shall instruct the Trustee to determine the Trading Price of the Debentures beginning on the next Trading Day and on each successive Trading Day for 10 consecutive Trading Days to determine whether the Trading Prices for the Debentures for each Trading Day in any five consecutive Trading-Day period within such 10 Trading-Day period is less than 98% of the product of the Closing Sale Price of the Common Stock and the then current Conversion Rate, and to notify the Company accordingly.
          The Trustee shall be entitled at its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Trustee’s duties and obligations pursuant to Section 10.01(b)(1) and Section 10.01(b)(2) hereof (including without limitation the calculation or determination of the Conversion Price, the Conversion Rate, the Closing Sale Price and the Trading Price), and the Company agrees, if requested by the Trustee, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under this Section 10.01. Upon determination of the Conversion Price, the Conversion Rate, the Closing Sale Price or the Trading Price, as the case may be, the Trustee shall notify the Company in writing of such determination and, in the case of the determination of the Conversion Price, the Conversion Rate or the Closing Sale Price, upon request the Company shall promptly confirm such determination in writing to the Trustee.
          (c) In the case of a distribution contemplated by clauses (4) or (5) of Section 10.01(a), the Company shall notify Debentureholders at least 20 calendar days prior to the ex-dividend date (the first date on which the Common Stock trades, regular way, on the relevant market from which the Closing Sale Price was obtained without the right to receive such right, warrant, dividend or distribution) for such distribution (the “Distribution Notice”). Once the Company has given the Distribution Notice, Debentureholders may surrender their Debentures for conversion at any time until the earlier of (i) 5:00 p.m., New York City time, on the Business Day immediately preceding the ex-dividend date or (ii) the Company’s announcement that such distribution will not take place. In the event of a distribution contemplated by clauses (4) or (5) of Section 10.01(a), Debentureholders may not convert their Debentures if the Holders may otherwise participate in such distribution without converting their Debentures. The Company will provide written notice to the Trustee and Holders and any conversion agent as soon as reasonably practicable of any anticipated or actual event or transaction that will cause or causes the Debentures to become convertible pursuant to clauses (4) or (5) of Section 10.01(a).
          (d) In the event of a transaction contemplated by clause 7 of Section 10.01(a), Debentureholders shall have the right to convert their Debentures at any time beginning 15 calendar days prior to the date announced by the Company as the anticipated effective date of the transaction and until and including the date which is 15 calendar days after the date that is the actual effective date of such transaction. The Board of Directors shall determine the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the Debentureholders and shall be publicly announced by the Company and posted on its website not later than 20 calendar days prior to such date.
          (e) Whenever the Debentures shall become convertible pursuant to this Section 10.01, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 13.02, and the Company shall also publicly announce such information and publish it on the Company’s website. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. The Company shall notify Debentureholders at least 20 calendar days prior to the anticipated effective date of any Fundamental Change.
          (f) Debentures in respect of which a Holder has delivered a Repurchase Notice exercising such Holder’s right to require the Company to repurchase such Debentures pursuant to Section 3.04 may be converted only if such Repurchase Notice is withdrawn in accordance with Section 3.06 prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date.
          (g) A Holder of Debentures is not entitled to any rights of a Holder of Common Stock until such Holder has converted his Debentures to Common Stock, and only to the extent such Debentures are deemed to have been converted to Common Stock under this Article 10.
          SECTION 10.02.   Exercise of Conversion Right; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion right with respect to any Debentures in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose in The City of New York or, at the option of such Debentureholder, the Corporate Trust Office, such Debentures with the original or facsimile of the form entitled “Conversion Notice” on the reverse thereof, duly completed and manually signed, together with such Debentures duly endorsed for transfer, together with any other required transfer documents, accompanied by the funds, if any, required by this Section 10.02. Such notice shall also state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 10.07.

          In order to exercise the conversion right with respect to any interest in a Global Debenture, the Holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program; deliver, or cause to be delivered, by book-entry delivery an interest in such Global Debenture; furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent; and pay the funds, if any, required by this Section 10.02 and any transfer or similar taxes if required pursuant to Section 10.07.
          The cash and, if applicable, a certificate or certificates for the number of full shares of Common Stock into which the Debentures are converted (and cash in lieu of fractional shares) will be delivered to such Holder after satisfaction of the requirements for conversion set forth above, in accordance with Section 10.12. In case any Debentures of a denomination greater than $2,000 and integral multiples of $1,000 in excess thereof shall be surrendered for partial conversion, and subject to Section 2.03, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Debentures so surrendered, without charge to the Holder, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debentures.
          Each conversion shall be deemed to have been effected as to any such Debentures (or portion thereof) on the date on which the requirements set forth above in this Section 10.02 have been satisfied as to such Debentures (or portion thereof) (the “Conversion Date”) and such Debentures will be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the Conversion Date. The Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become, on said date, the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the Conversion Date.
          Any Debentures or portion thereof surrendered for conversion during the period from 5:00 p.m., New York City time, on the Record Date for any interest payment date to 5:00 p.m., New York City time, on the Business Day preceding the applicable interest payment date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment need be made (1) if a Holder converts its Debentures in connection with a redemption and the Company has specified a redemption date that is after a Record Date and on or prior to the next interest payment date, (2) if a Holder converts its Debentures in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the corresponding interest payment date or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Debentures. Except as provided above in this Section 10.02 and Section 10.05, no payment or other adjustment shall be made for interest accrued on any Debentures converted or for dividends on any shares issued upon the conversion of such Debentures as provided in this Article 10.

          Upon the conversion of an interest in a Global Debenture, the Trustee (or other conversion agent appointed by the Company), or the custodian for the Global Debenture at the direction of the Trustee (or other conversion agent appointed by the Company), shall make a notation on such Global Debenture as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Debentures effected through any conversion agent other than the Trustee.
          Upon the conversion of any Debentures, the accrued but unpaid interest attributable to the period from the issue date of the Debentures to the Conversion Date, with respect to the converted Debentures, shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the cash (including a cash payment in lieu of fractional shares, if any) and shares of Common Stock, if any, in exchange for the Debentures being converted pursuant to the provisions hereof.
          SECTION 10.03.   Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment and payment therefor in cash to the Holder of Debentures at a price equal to the Closing Sale Price on the last Trading Day immediately preceding the Conversion Date.
          SECTION 10.04.   Conversion Rate.
          (a) Each $1,000 principal amount of the Debentures shall be convertible into cash and the number of shares of Common Stock, if any, based upon the Conversion Rate which is specified in the form of Debentures attached as Exhibit A hereto, subject to adjustment as provided in this Section 10.04 and Section 10.05.
          (b) Prior to September 15, 2016, if and only to the extent a Holder elects to convert Debentures at any time following the date on which a Non-Stock Change of Control becomes effective (the “Effective Date”) but before 5:00 p.m., New York City time, on the Business Day immediately preceding the related Fundamental Change Purchase Date, the Company shall increase the Conversion Rate applicable to such converted Debentures by a number of additional shares of Common Stock (the “Additional Shares”) as set forth below. The number of additional shares of Common Stock shall be determined by reference to the table below, based on the Effective Date and the price (the “Stock Price”) paid per share for the Common Stock in the Non-Stock Change of Control. If holders of Common Stock receive only cash in the Non-Stock Change of Control, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Sale Prices of the Common Stock on the five Trading Days prior to but not including the Effective Date of such Non-Stock Change of Control.
          The Stock Price of Common Stock set forth in the table below, and clauses (ii) and (iii) in the second succeeding paragraph below, shall be adjusted as of any date on which the

Conversion Rate is adjusted. The adjusted Stock Prices equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, of which
     (1) the numerator shall be the Conversion Rate immediately prior to the adjustment giving rise to the adjustment of the Stock Prices and
     (2) the denominator shall be the Conversion Rate as so adjusted.
The numbers of Additional Shares of Common Stock set forth in the table below shall be adjusted as of any date on which the Conversion Rate is adjusted in the same manner in which the Conversion Rate is adjusted.
          The following table sets forth the Stock Price and number of Additional Shares by which the Conversion Rate shall be adjusted:

	Stock Price
Effective Date	$23.0925	$26.5564	$28.8656	$30.0203	$33.4841	$36.9480	$40.4119	$46.1850	$51.9581	$57.7313	$69.2775	$80.8238	$92.3700	$103.9163	$115.4625	$138.5550	$161.6475
August 27, 2009	8.6608	8.6608	8.6608	8.6608	7.8640	7.0326	6.3397	5.4736	4.7808	4.2265	3.3950	2.7715	2.2865	1.8707	1.6629	1.4550	1.1432

September 15, 2010	8.6608	8.6608	8.3144	7.9333	6.9979	6.2704	5.6469	4.8501	4.2611	3.7761	3.0486	2.5636	2.1825	1.8707	1.6402	1.2472	1.0047

September 15, 2011	8.6608	8.0719	7.3097	6.9633	6.1319	5.4736	4.9193	4.2265	3.7068	3.2911	2.6675	2.2172	1.9054	1.6282	1.4383	1.1086	0.9007

September 15, 2012	8.6608	7.0326	6.3051	5.9933	5.2311	4.6422	4.1918	3.6029	3.1525	2.7715	2.2518	1.9054	1.6282	1.3857	1.2284	0.9354	0.7622

September 15, 2013	8.6608	5.8894	5.1965	4.9193	4.2611	3.7415	3.3604	2.8754	2.4943	2.2172	1.8015	1.5243	1.2818	1.1432	0.9911	0.7622	0.6236

September 15, 2014	8.6608	4.6076	3.9840	3.7068	3.1179	2.7022	2.4250	2.0440	1.8015	1.5936	1.2818	1.0739	0.9354	0.7968	0.7125	0.5543	0.4504

September 15, 2015	8.6608	3.2218	2.5290	2.2865	1.7668	1.4897	1.2818	1.0739	0.9700	0.8661	0.6929	0.5889	0.4850	0.4504	0.3848	0.2771	0.2425

September 15, 2016	8.6608	1.8361	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
          If the Stock Price and Effective Date are not set forth on the table above and the Stock Price is:
     (i) between two Stock Prices on the table or the Effective Date is between two days on the table, the number of Additional Shares of Common Stock shall be determined by the Trustee by straight-line interpolation between the number of Additional Shares of Common Stock set forth for the higher and lower Stock Price and the two Effective Dates, as applicable, based on a 360-day year;
     (ii) in excess of $161.6475 per share (subject to adjustment), no Additional Shares of Common Stock shall be added to the Conversion Rate; or
     (iii) less than $23.0925 per share (subject to adjustment), no Additional Shares of Common Stock shall be added to the Conversion Rate.

          Notwithstanding the foregoing, in no event will the Conversion Rate as adjusted pursuant to this Section 10.04 exceed 43.3041 per $1,000 principal amount of the Debentures, subject to adjustment in the same manner as the Conversion Rate as set forth in Section 10.05.
          The Company shall provide written notice to all Debentureholders and to the Trustee at least 20 calendar days prior to the anticipated Effective Date of a Non-Stock Change of Control. The Company must also provide written notice to all Holders and to the Trustee upon the effectiveness of such Non-Stock Change of Control.
          SECTION 10.05.   Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:
          (a) If the Company shall issue to all or substantially all holders of Common Stock shares of Common Stock as a dividend or distribution on shares of Common Stock, or shall effect a subdivision or combination of Common Stock, then the Conversion Rate will be adjusted based on the following formula:
     where

CR0	=	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution or the effective date of such subdivision or combination, as applicable;

CR’	=	the Conversion Rate in effect at 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution or the effective date of such subdivision or combination, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution or the effective date of such subdivision or combination, as applicable; and

OS’	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event.
Such adjustment shall become effective at 9:00 a.m., New York City time, on (x) the Ex-Dividend Date for such dividend or distribution or (y) the effective date of such subdivision or combination. If any dividend or distribution described in this Section 10.05(a) is declared but not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For purposes of this Section 10.05(a), the number of shares of Common Stock outstanding immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution shall not include Common Stock held in treasury, if any. The

Company will not pay any dividend or make any distribution on Common Stock held in treasury, if any.
          (b) If the Company shall issue to all or substantially all holders of Common Stock any rights or warrants entitling them to purchase, for a period of forty-five (45) calendar days or less, shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Common stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for the issuance of such rights or warrants of Common Stock, then the Conversion Rate will be adjusted based on the following formula:
     where

CR0	=	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such issuance;

CR’	=	the Conversion Rate in effect at 9:00 a.m., New York City time, on the Ex-Dividend Date for such issuance;

OS0	=	the number of shares of Common Stock outstanding immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such issuance;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Closing Sale Prices of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for the issuance of such rights or warrants.
Such adjustment shall become effective immediately at 9:00 a.m., New York City time, on the Ex-Dividend Date for such issuance. In the event that such rights or warrants described in this Section 10.05(b) are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Rate that would then be in effect if such distribution had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors). For purposes of this Section 10.05(b), the number of shares of Common Stock outstanding immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such issuance shall not include Common Stock held in treasury, if any. The Company will not issue any such rights or warrants in respect of Common Stock held in treasury, if any.
          (c) If the Company shall distribute to all or substantially all holders of Common Stock, shares of the Capital Stock (other than Common Stock), evidences of the Company’s indebtedness or assets, including securities, but excluding:
     (1) any dividends or distributions referred to in Section 10.05(a);
     (2) the rights and warrants referred to in Section 10.05(b);
     (3) any dividends or distributions paid referred to in Section 10.05(d);
     (4) any dividends and distributions in connection with a Reorganization Event pursuant to Section 10.06; or
     (5) any Spin-Off to which the provisions set forth below in this Section 10.05(c) apply, then the Conversion Rate will be adjusted based on the following formula:
     where

CR0	=	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution;

CR’	=	the Conversion Rate in effect at 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Closing Sale Prices of Common Stock over the ten consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the Fair Market Value (as determined by the Board of Directors), on the Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness or assets so distributed, expressed as an amount per share of Common Stock.
     Such adjustment made pursuant to the preceding paragraph of this Section 10.05(c) shall become effective at 9:00 a.m., New York City time, on the Ex-Dividend Date for such distribution. In the event that such distribution described in the preceding paragraph of this

Section 10.05(c) is not so made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to effect such distribution, to the Conversion Rate which would then be in effect if such distribution had not been declared.
     If the transaction that gives rise to an adjustment pursuant to this Section 10.05(c) is, however, one pursuant to which the payment of a dividend or other distribution on Common Stock consists of shares of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (a “Spin-Off”) that are, or, when issued, will be, traded or quoted on the New York Stock Exchange or any other national or regional securities exchange or market, then the Conversion Rate will instead be adjusted based on the following formula:
     where

CR0	=	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for the Spin-Off;

CR’	=	the Conversion Rate in effect at 9:00 a.m., New York City time, on the Ex-Dividend Date for the Spin-Off;

FMV0	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period commencing on and including the effective date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of Common Stock over the Valuation Period.
Such adjustment made pursuant to the preceding paragraph of this Section 10.05(c) shall be made immediately prior to 9:00 a.m., New York City time, on the Trading Day after the last day of the Valuation Period, but will be given effect at 9:00 a.m., New York City time, on the Ex-Dividend Date for the Spin-Off. If the Ex-Dividend Date for the Spin-Off is less than ten Trading Days prior to, and including, the end of the applicable Conversion Period in respect of any conversion, references within this Section 10.05(c) to ten Trading Days shall be deemed replaced, for purposes of calculating the affected applicable Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such applicable Conversion Period. For purposes of determining the applicable Conversion Rate, in respect of any conversion during the ten Trading Days commencing on the Ex-Dividend Date for any Spin-Off, references within the portion of this Section 10.05(c) related to Spin-Offs to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the relevant Conversion Date. In the event that such Spin-Off described in the preceding paragraph of this Section 10.05(c) is not so made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to effect such Spin-Off, to be the Conversion Rate which would then be in effect if such Spin-Off had not been declared.
          (d) If the Company pays any dividends or other distributions consisting exclusively of cash to all or substantially all holders of Common Stock (other than dividends or distributions made in connection with the Company’s liquidation, dissolution or winding-up or upon a Reorganization Event), then the Conversion Rate will be adjusted based on the following formula:
     where

CR0	=	the Conversion Rate in effect immediately prior to 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect at 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the average of the Closing Sale Prices of Common Stock over the ten consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share of Common Stock the Company distributes to holders of Common Stock.
Such adjustment pursuant to the preceding paragraph of this Section 10.05(d) shall become effective at 9:00 a.m., New York City time, on the Ex-Dividend Date for such dividend or distribution. In the event that any distribution described in this Section 10.05(d) is not so made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.
          (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price of Common Stock on the Trading Day immediately succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, then the Conversion Rate will be adjusted based on the following formula:
     where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Expiration Date;

CR’	=	the Conversion Rate in effect immediately after 5:00 p.m. New York City time, on the Expiration Date;

FMV	=	the Fair Market Value (as determined by the Board of Directors), on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Expiration Date;

OS’	=	the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender offer or exchange offer (after giving effect to the purchase or exchange of shares pursuant thereto) (the “Expiration Time”);

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Expiration Time; and

SP’	=	the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day immediately succeeding the Expiration Date.
Such adjustment pursuant to the preceding paragraph of this Section 10.05(e) shall become effective immediately after 5:00 p.m., New York City time, on the Expiration Date. If the Trading Day next succeeding the Expiration Date is less than ten Trading Days prior to, and including, the end of the applicable Conversion Period in respect of any conversion, references within this Section 10.05(e) to ten Trading Days shall be deemed replaced, for purposes of calculating the affected applicable Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day of such Conversion Period. For purposes of determining the applicable Conversion Rate, in respect of any conversion during the ten Trading Days commencing on the Trading Day next succeeding the Expiration Date, references within this Section 10.05(e) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the relevant Conversion Date. In the event that the Company is, or one of the Company’s Subsidiaries is, obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company is, or such Subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Section 10.05(e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 10.05(e).

          (f) In cases where the Fair Market Value of assets, debt securities or certain rights, warrants or options to purchase the Company’s securities, applicable to one share of Common Stock, distributed to all or substantially all stockholders:
         (i) equals or exceeds the average Closing Sale Price of Common Stock over the ten consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution, or
          (ii) such average Closing Sale Price exceeds the Fair Market Value of such assets, debt securities or rights, warrants or options so distributed by less than $1.00, rather than being entitled to an adjustment in the Conversion Rate, the Holder of a Debenture will be entitled to receive upon conversion, in addition to the cash equal to the Cash Conversion Settlement Amount, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution, if any, that such Holder would have received if such Holder had converted such Debentures solely into Common Stock immediately prior to the record date for determining the stockholders entitled to receive the distribution.
          (g) For purposes of this Section 10.05, the following terms shall have the meaning indicated:
          (i) “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction, as determined by the Board of Directors.
          (ii) “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
          (iii) “Trading Day” means a day during which (i) trading in the Common Stock generally occurs, (ii) there is no Market Disruption Event and (iii) a Closing Sale Price for the Common Stock is provided on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.
          (h) The Company may make such increases in the Conversion Rate, in addition to those required by Section 10.05(a)-(e), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

          To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders of record of the Debentures a notice of the increase, which notice will be given at least 15 days prior to the effectiveness of any such increase, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
          (i) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided that any adjustments that by reason of this Section 10.05(i) are not required to be made shall be carried forward and the Company shall make such carry forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (x) annually on the anniversary of the Settlement Date and otherwise (y)(1) five Business Days prior to the maturity of the Debentures (whether at stated maturity or otherwise) or (2) prior to the redemption date or Fundamental Change Repurchase Date, unless such adjustment has already been made. All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or, except as otherwise provided in this Section 10.05, for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities. Interest will not accrue on any cash into which the Debentures are convertible.
          (j) Whenever the Conversion Rate is adjusted as herein provided, the Company will issue a press release through BusinessWire containing the relevant information and make this information available on the Company’s website or through another public medium as the Company may use at that time. In addition, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has actual knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Debentures at his last address appearing on the Register, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
          (k) In any case in which this Section 10.05 provides that an adjustment shall become effective at 9:00 a.m., New York City time, on (i) the Ex-Dividend Date for a dividend or distribution described in Section 10.05(a), 10.05(c) and 10.05(d), (ii) the effective date for a subdivision or combination of Common Stock described in Section 10.05(a), (iii) the Ex-Dividend Date for the determination of stockholders entitled to receive rights or warrants pursuant to Section 10.05(b), or (iv) the Expiration Date for any tender or exchange offer pursuant to Section 10.05(e), (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Debentures converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock, if any, or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock, if any, issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fractional share pursuant to Section 10.03. For purposes of this Section 10.05(k), the term “Adjustment Event” shall mean:
     (1) in any case referred to in clause (i) hereof, the date any such dividend or distribution is paid or made,
     (2) in any case referred to in clause (ii) hereof, the occurrence of such event,
     (3) in any case referred to in clause (iii) hereof, the date of expiration of such rights or warrants, and
     (4) in any case referred to in clause (iv) hereof, the date a purchase or exchange of Common Stock pursuant to such tender offer or exchange offer is consummated and becomes irrevocable.
     (l) For purposes of this Section 10.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
     (m) No adjustment to the Conversion Rate shall be made pursuant to this Section 10.05 if the Holders of the Debentures may participate in the transaction that would otherwise give rise to adjustment pursuant to this Section 10.05, without conversion of such Holder’s Debentures, on an “as converted” basis (i.e., as though such Holder had exchanged each $1,000 principal amount of its Debentures immediately prior to the record date for such transaction for a number of shares of Common Stock equal to the then applicable Conversion Rate). In no event will the Company adjust the Conversion Rate to the extent that the adjustment would reduce the Conversion Price below the par value per share of Common Stock. In addition, the applicable Conversion Rate will not be adjusted:
     (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
     (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries; or

          (iii) for a change in the par value of Common Stock..
          (n) Whenever any provision of this Indenture requires the Company to calculate an average of Closing Sale Prices of Common Stock over multiple days, the Company will make appropriate adjustments (determined by the Board of Directors) to account for any adjustment to the Conversion Rate that becomes effective or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs at any time during the period during which the average is to be calculated. In addition, if during a period applicable for calculating the Daily VWAP or Closing Sale Price of Common Stock an event occurs that requires an adjustment to the Conversion Rate, the Daily VWAP or Closing Sale Price of Common Stock shall be calculated for such period in a manner determined by the Company to appropriately reflect the impact of such event on the price of Common Stock during such period.
          SECTION 10.06.   Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur:
          (a) any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),
          (b) any consolidation or merger of the Company with or into another Person or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s assets and those of its Subsidiaries taken as a whole to any other Person or Persons, and, in each case, the holders of Common Stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock, (any such event or transaction, a “Reorganization Event”), in each case, the Company or the successor purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Debentures shall, without the consent of any Debentureholders, upon the occurrence of any event that triggers a conversion right and during the periods set forth in the description of such triggering event, in each case, as described in this Article 10, become convertible in accordance with the procedures set forth in Section 10.02, except that the Daily Conversion Value will be based on only the kind and amount of the consideration that the holders of Common Stock received in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition (such consideration, the “Reference Property”). If the Reorganization Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Debentures will be convertible will be deemed to be the kind and amount of consideration elected to be received by the holders of a majority of the Common Stock who voted for such an election (if electing between two types of consideration) or the holders of a plurality of the Common Stock who voted for such an election (if electing between more than two types of consideration), as the case may be. In all cases, the provisions under Section 10.12 hereof relating to the Company’s conversion obligation shall continue to apply with respect to the calculation of the conversion Settlement Amount, with the Daily Conversion Value, Daily Settlement Amount and the Daily

VWAP based on the Reference Property; provided, however, that, if the holders of Common Stock received only cash in a Reorganization Event, the conversion Settlement Amount shall equal the Conversion Rate in effect on the Conversion Date multiplied by the price paid per share of Common Stock in such Reorganization Event, and settlement shall occur on the third Trading Day following the Conversion Date. The Company hereby agrees not to become a party to any such transaction unless its terms are consistent with the foregoing in all material respects. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10. If, in the case of any such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this Article 10.
          The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Debentureholder, at the address of such Debentureholder as it appears on the Register of the Debentures maintained by the Registrar, within twenty calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
          The above provisions of this Section 10.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales, leases, transfers, conveyances or other dispositions.
          If this Section 10.06 applies to any event or occurrence, Section 10.05 shall not apply. Any Additional Shares of Common Stock that a Holder is entitled to receive upon conversion pursuant to Section 10.04(b), if applicable, shall not be payable in shares of Common Stock, but shall represent a right to receive the aggregate amount of cash, securities or other property into which the additional shares of Common Stock would convert as a result of such recapitalization, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition.
          The Company agrees that it will not agree to be party to any Reorganization Event unless the terms of this Section 10.06 are satisfied including any successor or purchasing company entering into the supplemental indenture contemplated by this Section 10.06.
          SECTION 10.07.   Taxes on Shares Issued. The issue of stock certificates on conversions of Debentures shall be made without charge to the converting Holder of Debentures for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Debentures converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
          SECTION 10.08.   Reservation of Shares, Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Debentures, including any additional shares, from time to time as such Debentures are presented for conversion.
          Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.
          The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
          The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.
          The Company further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Debentures; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Debentures into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Debentures in accordance with the requirements of such exchange or automated quotation system at such time.
          SECTION 10.09.   Responsibility of Trustee. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any Holder of Debentures to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any capital stock, other securities or other assets or property, which may at any time be issued or delivered upon the conversion of any

Debentures; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debentures for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.06 relating either to the kind or amount of shares of capital stock or other securities or other assets or property (including cash) receivable by Holders of Debentures upon the conversion of their Debentures after any event referred to in such Section 10.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
          SECTION 10.10.   Notice to Holders Prior to Certain Actions. In case:
          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 10.05; or
          (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock or rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or
          (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;
the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Debentures at his address appearing on the Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.
          SECTION 10.11.   Stockholder Rights Plans. If the rights provided for in any future rights plan adopted by the Company have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the Holders of the Debentures would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Debentures, the Conversion Rate will be adjusted as provided in Section 10.05(c). If such rights have not separated, any shares of Common Stock delivered upon the conversion of Debentures shall be accompanied by such rights.
          SECTION 10.12.   Settlement Upon Conversion. Upon any conversion of Debentures, the Company will deliver to converting Holders in respect of each $1,000 principal amount of Debentures being converted a “Settlement Amount” equal to the sum of the Daily Settlement Amount for each of the 20 Trading Days during the Cash Settlement Averaging Period.
          “Daily Settlement Amount”, for each $1,000 principal amount of Debentures, for each of the 20 Trading Days during the Cash Settlement Averaging Period, shall consist of:
          (i) cash equal to the lesser of $50 and the Daily Conversion Value; and
          (ii) to the extent the Daily Conversion Value exceeds $50, a number of shares equal to, (A) the difference between the Daily Conversion Value and $50, divided by (B) the Daily VWAP of the Common Stock for such day.
          “Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Cash Settlement Averaging Period, one-twentieth (1/20) of the product of (1) the applicable Conversion Rate and (2) the Closing Sale Prices of the Common Stock (or the consideration into which the Common Stock has been converted in connection with transactions to which Section 10.06 is applicable) on such day. For the purposes of determining the Daily Conversion Value the following provisions shall apply: (i) if the Reference Property includes securities for which the price can be determined in a manner contemplated by the definition of “Closing Sale Price,” then the value of such securities shall be determined in accordance with the principles set forth in such definition; (ii) if the Reference Property includes other property (other than securities as to which clause (i) applies or cash), then the value of such property shall be the fair market value of such property as determined by the Company’s Board of Directors in good faith; and (iii) if the Reference Property includes cash, then the value of such cash shall be the amount thereof.
          “Daily VWAP” for any Trading Day means the per share volume weighted average price of the Common Stock on that day as displayed under the heading Bloomberg VWAP on Bloomberg Page WCC.N <equity> AQR (or its equivalent successor page if such page is not available) in respect of the period from the scheduled open of trading on the relevant Trading Day until the scheduled close of trading on the relevant Trading Day (or if such volume weighted average price is unavailable, the market price of one share of the Common Stock on such Trading Day determined, using a volume weighted average method, by a nationally recognized investment banking firm retained by the Company for this purpose).
          The Settlement Amount will be delivered to converting Holders on the third Business Day immediately following the last day of the Cash Settlement Averaging Period.
ARTICLE 11
Distribution Guarantee
          SECTION 11.01.   Distribution Guarantee. Distribution hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to each Debentureholder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium, if any, and interest on the Debentures when due, whether at Stated Maturity, by acceleration, by redemption, repurchase, upon conversion or otherwise, and all other monetary obligations of the Company under this Indenture (including obligations to the Trustee) and the Debentures and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company, whether for expenses, indemnification or otherwise, under this Indenture and the Debentures (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Distribution further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from Distribution, and that Distribution shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.
          Distribution waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Distribution waives notice of any default under the Debentures or the Guaranteed Obligations. The obligations of Distribution hereunder shall not be affected by (a) the failure of any Debentureholder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Debentures or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Debentures or any other agreement; (d) the release of any security held by any Debentureholder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Debentureholder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of Distribution, except as provided in Section 11.03(b).
          Distribution hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or Distribution’s obligations hereunder prior to any amounts being claimed from or paid by Distribution hereunder. Distribution hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against Distribution.
          Distribution further agrees that its Distribution Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection)

and waives any right to require that any resort be had by any Debentureholder or the Trustee to any security held for payment of the Guaranteed Obligations.
          The Distribution Guarantee is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of Distribution and is made subject to such provisions of this Indenture.
          Except as expressly set forth in Section 11.02, the obligations of Distribution hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of Distribution herein shall not be discharged or impaired or otherwise affected by the failure of any Debentureholder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Debentures or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Distribution or would otherwise operate as a discharge of Distribution as a matter of law or equity.
          Distribution agrees that its Distribution Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Distribution further agrees that its Distribution Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Debentureholder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.
          In furtherance of the foregoing and not in limitation of any other right which any Debentureholder or the Trustee has at law or in equity against Distribution by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, Distribution hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Debentureholders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Debentureholders and the Trustee.
          Distribution agrees that it shall not be entitled to any right of subrogation in relation to the Debentureholders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article 12. Distribution further agrees that, as between it, on the one hand, and the Debentureholders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Distribution Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by Distribution for the purposes of this Section 11.01.
          Distribution also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Debentureholder in enforcing any rights under this Section 11.01.
          Distribution shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
          SECTION 11.02.   Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Guaranteed Obligations guaranteed hereunder by Distribution shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to Distribution, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
          SECTION 11.03.   When Distribution May Merge or Transfer Assets. (a) Distribution shall not consolidate with, or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless:
     (1) either (i) Distribution is the continuing corporation, or (ii) the resulting, surviving or transferee person (if other than the Company) is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all of Distribution’s obligations under the Distribution Guarantee and this Indenture;
     (2) immediately after giving effect to the transaction described above, no Default or Event of Default, has occurred and is continuing; and
     (3) Distribution has delivered to the Trustee the Officers’ Certificate and Opinion of Counsel, if any, requested pursuant to Section 11.03(c).
            (b) In case of any such consolidation, merger, sale, conveyance, transfer or lease in which Distribution is not the continuing corporation and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form and substance to the Trustee, of the Guaranteed Obligations and the observance of all of the covenants and conditions of this Indenture to be performed or satisfied by Distribution, such successor Person shall succeed to and be substituted for Distribution, with the same effect as if it had been named herein as the party of this first part, and, except in the case of a lease, Distribution shall be discharged from its obligations under the Distribution Guarantee and this Indenture. In the event of any such consolidation, merger, sale, conveyance or transfer, upon compliance with this Section 11.03 the Person named as

“Distribution” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Section 11.03 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor in respect of the Guaranteed Obligations and from its obligations under this Indenture.
          (c) Prior to execution of any supplemental indenture pursuant to this Article 5, if so requested by the Trustee, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Section 11.03.
          (d) This Article 11 shall be binding upon Distribution and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Debentureholders and, in the event of any transfer or assignment of rights by any Debentureholder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Debentures shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
          SECTION 11.04.   No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Debentureholders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Debentureholders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.
          SECTION 11.05.   Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by Distribution therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Distribution in any case shall entitle Distribution to any other or further notice or demand in the same, similar or other circumstances.
          SECTION 11.06.   Anti-Layering Covenant. Distribution shall not Incur, directly or indirectly, or otherwise become liable for any Indebtedness which is subordinate or junior in right of payment to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. No Indebtedness shall be deemed to be subordinated or junior in right of payment to any other Indebtedness solely by virtue of being unsecured.
ARTICLE 12
Subordination of the Distribution Guarantee
          SECTION 12.01.   Agreement to Subordinate. Distribution agrees, and each Debentureholder by accepting a Debenture agrees, that the obligations of Distribution hereunder are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness of Distribution and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness of Distribution. The obligations hereunder with respect to Distribution shall in all respects rank pari passu with all other Indebtedness of Distribution provided that the obligations hereunder with respect to Distribution shall rank senior to all existing and future Subordinated Obligations of Distribution; and only Indebtedness of Distribution that is Senior Indebtedness of Distribution shall rank senior to the obligations of Distribution in accordance with the provisions set forth herein.
          SECTION 12.02.   Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of Distribution to creditors upon a total or partial liquidation or a total or partial dissolution of Distribution or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Distribution and its properties:
          (a) holders of Senior Indebtedness of Distribution shall be entitled to receive payment in full in cash or cash equivalents of such Senior Indebtedness before the Debentureholders shall be entitled to receive any payment pursuant to any Guaranteed Obligations from Distribution; and
          (b) until the Senior Indebtedness of Distribution is paid in full in cash or cash equivalents, any payment or distribution to which Debentureholders would be entitled but for this Article 12 shall be made to holders of such Senior Indebtedness as their interests may appear.
          SECTION 12.03.   Default on Designated Senior Indebtedness of Distribution. Distribution may not make any payment pursuant to any of the Guaranteed Obligations or repurchase, redeem or otherwise retire any Debentures (collectively, “pay its Distribution Guarantee”) if (i) any Designated Senior Indebtedness of Distribution is not paid in cash or cash equivalents when due or (ii) any other default on Designated Senior Indebtedness of Distribution occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full in cash or cash equivalents; provided, however, that Distribution may pay its Distribution Guarantee without regard to the foregoing if Distribution and the Trustee receive written notice approving such payment from the Representative of such Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the immediately preceding sentence) with respect to any Designated Senior Indebtedness of Distribution pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, Distribution may not pay its Distribution Guarantee for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to Distribution) of written notice (a “Blockage Notice”) of such default from the Representative of such Designated Senior Indebtedness of Distribution specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee (with a copy to Distribution) from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full in cash or cash equivalents of such Designated Senior Indebtedness or (iii)

because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, Distribution may resume to paying its Distribution Guarantee after the end of such Payment Blockage Period, including any missed payments. Not more than one Blockage Notice may be given with respect to Distribution in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of Distribution during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness of Distribution other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360-consecutive day period. For purposes of this Section, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.
          SECTION 12.04.   Demand for Payment. If payment of the Debentures is accelerated because of an Event of Default and a demand for payment is made on Distribution pursuant to Article 11, the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of Distribution (or the Representative of such holders) of such demand. If any Designated Senior Indebtedness of Distribution is outstanding, Distribution may not pay its Distribution Guarantee until five Business Days after such holders or the Representative of the holders of the Designated Senior Indebtedness of Distribution receive notice of such demand and, thereafter, may pay its Distribution Guarantee only if this Article 12 otherwise permits payment at that time.
          SECTION 12.05.   When Distribution Must Be Paid Over. If a payment or distribution is made to Debentureholders that because of this Article 12 should not have been made to them, the Debentureholders who receive the payment or distribution shall hold such payment or distribution in trust for holders of the Senior Indebtedness of Distribution and pay it over to them as their respective interests may appear.
          SECTION 12.06.   Subrogation. After all Senior Indebtedness of Distribution is paid in full and until the Debentures are paid in full, Debentureholders shall be subrogated to the rights of holders of such Senior Indebtedness of Distribution to receive distributions applicable to Senior Indebtedness of Distribution. A distribution made under this Article 12 to holders of Designated Senior Indebtedness of Distribution which otherwise would have been made to Debentureholders is not, as between Distribution and Debentureholders, a payment by Distribution on such Senior Indebtedness of Distribution.

          SECTION 12.07.   Relative Rights. This Article 12 defines the relative rights of Debentureholders and holders of Senior Indebtedness of Distribution. Nothing in this Indenture shall:
          (a) impair, as between Distribution and Debentureholders, the obligation of Distribution which is absolute and unconditional, to make payments with respect to the Guaranteed Obligations to the extent set forth in Article 11; or
          (b) prevent the Trustee or any Debentureholder from exercising its available remedies upon a default by Distribution under its obligations with respect to the Guaranteed Obligations, subject to the rights of holders of Senior Indebtedness of Distribution to receive distributions otherwise payable to Debentureholders.
          SECTION 12.08.   Subordination May Not Be Impaired by Distribution. No right of any holder of Senior Indebtedness of Distribution to enforce the subordination of the obligations of Distribution hereunder shall be impaired by any act or failure to act by Distribution or by its failure to comply with this Indenture.
          SECTION 12.09.   Rights of Trustee and Paying Agent. Notwithstanding Section 12.03, the Trustee or the Paying Agent may continue to make payments on the Debentures and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than three Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 12. Distribution, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of Distribution give the notice; provided, however, that if an issue of Senior Indebtedness of Distribution has a Representative, only the Representative may give the notice.
          The Trustee in its individual or any other capacity may hold Senior Indebtedness of Distribution with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness of Distribution which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of Distribution; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.
          SECTION 12.10.   Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of Distribution, the distribution may be made and the notice given to their Representative (if any).
          SECTION 12.11.   Article 12 Not to Prevent Events of Default or Limit Right to Accelerate. The failure of Distribution to make a payment on any of its obligations by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a default by Distribution under such obligations. Nothing in this Article 12 shall have any effect on the right of the Debentureholders or the Trustee to make a demand for payment on Distribution pursuant to Article 11.

          SECTION 12.12.   Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article 12, the Trustee and the Debentureholders shall be entitled to rely conclusively (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Debentureholders or (iii) upon the Representatives for the holders of Senior Indebtedness of Distribution for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness of Distribution and other Indebtedness of Distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of Distribution to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness of Distribution held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.
          SECTION 12.13.   Trustee to Effectuate Subordination. Each Debentureholder by accepting a Debenture authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Debentureholders and the holders of Senior Indebtedness of Distribution as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.
          SECTION 12.14.   Trustee Not Fiduciary for Holders of Senior Indebtedness of Distribution. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of Distribution and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Debentureholders or Distribution or any other Person, money or assets to which any holders of Senior Indebtedness of Distribution shall be entitled by virtue of this Article 12 or otherwise.
          SECTION 12.15.   Reliance by Holders of Senior Indebtedness of Distribution on Subordination Provisions. Each Debentureholder by accepting a Debenture acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of Distribution, whether such Senior Indebtedness was created or acquired before or after the issuance of the Debentures, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

ARTICLE 13
Miscellaneous
          SECTION 13.01.   Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.
          SECTION 13.02.   Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:

WESCO International, Inc.
225 West Station Square Drive
Suite 700
Pittsburgh, PA 15219
Attention: Daniel A. Brailer, Vice President and Treasurer

if to the Trustee:

The Bank of New York Mellon 101 Barclay Street Floor 8-W New York, NY 10286 Attention: Corporate Trust Administration
          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
          Any notice or communication mailed to a Debentureholder shall be mailed to the Debentureholder at the Debentureholder’s address as it appears on the Register of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
          Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
          SECTION 13.03.   Communication by Debentureholders with Other Debentureholders. Debentureholders may communicate pursuant to TIA § 312(b) with other Debentureholders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
          SECTION 13.04.   Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
          SECTION 13.05.   Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
          (a) a statement that the individual making such certificate or opinion has read such covenant or condition;
          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
          SECTION 13.06.   When Debentures Disregarded. In determining whether the Debentureholders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company, Distribution or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or Distribution shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Debentures outstanding at the time shall be considered in any such determination.
          SECTION 13.07.   Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Debentureholders. The Registrar and the Paying Agent may make reasonable rules for their functions.
          SECTION 13.08.   Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.
          SECTION 13.09.   GOVERNING LAW; WAIVER OF JURY TRIAL. THIS INDENTURE (INCLUDING THE DISTRIBUTION GUARANTEE) AND THE

DEBENTURES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          EACH OF THE COMPANY, DISTRIBUTION AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE DEBENTURES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          SECTION 13.10.   No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or Distribution shall not have any liability for any obligations of the Company under the Debentures or this Indenture or any obligations of Distribution under the Distribution Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debenture, each Debentureholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Debentures.
          SECTION 13.11.   Successors. All agreements of each of the Company and Distribution in this Indenture and the Debentures shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
          SECTION 13.12.   Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
          SECTION 13.13.   Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
          SECTION 13.14.   Indenture, Debentures and Guarantee Solely Corporate Obligations. No recourse for the payment of the principal of, premium, if any, or interest on any Debentures, or under any Guarantee, or for any claim based upon any Debentures or Guarantee or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or Distribution in this Indenture or in any supplemental indenture or in any Debentures or Guarantee, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or any of the Company’s subsidiaries or of any successor thereto, either directly or through the Company or any of the Company’s subsidiaries or any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.
          SECTION 13.15.   Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

WESCO INTERNATIONAL, INC., as Issuer

by	/s/ Stephen A. Van Oss

Name: Stephen A. Van Oss
Title: Senior Vice President and Chief Administrative Officer

WESCO DISTRIBUTION, INC., as Guarantor

By	/s/ Stephen A. Van Oss

Name: Stephen A. Van Oss
Title: Senior Vice President and Chief Administrative Officer

THE BANK OF NEW YORK MELLON, as Trustee,

by	/s/ Mary Miselis

Name: Mary Miselis Title: Vice President

EXHIBIT A
[FORM OF FACE OF DEBENTURE]
          THIS DEBENTURE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1272, 1273, AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. UPON THE REQUEST OF THE HOLDER OF THIS DEBENTURE, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO THE HOLDER OF THIS DEBENTURE, (1) THE ISSUE PRICE OF THE DEBENTURE, (II) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IN RESPECT THEREOF, (III) THE ISSUE DATE OF THE DEBENTURE, (IV) THE COMPARABLE YIELD OF THE DEBENTURE, AND (V) THE PROJECTED PAYMENT SCHEDULE OF THE DEBENTURE, IN EACH CASE AS DETERMINED UNDER THE ORIGINAL ISSUE DISCOUNT RULES OF THE U.S. INTERNAL REVENUE CODE. PLEASE CONTACT: WESCO INTERNATIONAL, INC., 225 WEST STATION SQUARE DRIVE, SUITE 700, PITTSBURGH, PA 15219, ATTN: INVESTOR RELATIONS DEPARTMENT.
[Global Debentures Legend]
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.	$

6.0% Convertible Senior Debenture due 2029
CUSIP No.: 95082PAH8
ISIN: US95082PAH82
          WESCO International, Inc., a Delaware corporation, promises to pay to [Cede & Co., or registered assigns]1[                    ], the principal sum of                      Dollars ($                    ) [, as revised by the Schedule of Increases and Decreases in Global Debenture attached hereto,]2 on September 15, 2029.
          Interest Payment Dates: March 15 and September 15.
          Record Dates: March 1 and September 1.
          Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Debenture the right to convert this Debenture into cash and, if applicable, Common Stock, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
          This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
          IN WITNESS WHEREOF, WESCO International, Inc. has caused this instrument to be duly executed.

WESCO INTERNATIONAL, INC.
By:
Name:
Title:

Dated: August 27, 2009

[1]	For Global Debentures only.

[2]	Use the Schedule of Increases and Decreases language if Debenture is in Global Form.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON, as Trustee, certifies that this is one of the Debentures referred to in the Indenture.

By:

Authorized Signatory

2

[FORM OF REVERSE SIDE OF DEBENTURE]
6.0% Convertible Senior Debenture due 2029
1. Interest
          (a) WESCO INTERNATIONAL, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Debenture at the rate per annum shown above. The Company will pay interest semiannually on March 15 and September 15 of each year, commencing on March 15, 2010. Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 27, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of such payment by virtue of the payment being made on such later date.
          (b) Contingent Interest. Beginning with the six-month interest period commencing September 15, 2016, the Company will pay interest (“Contingent Interest”) during any six-month interest period if the Trading Price of the Debentures for each of the five Trading Days ending on the second Trading Day immediately preceding the first day of the applicable six-month interest period equals or exceeds 120% of the principal amount of the Debentures. During any six-month interest period when Contingent Interest is payable, the Contingent Interest payable on each $1,000 principal amount of Debentures shall equal 0.25% of the average Trading Price of $1,000 principal amount of Debentures during the five Trading Days ending on the second Trading Day immediately preceding the first day of the applicable six-month interest period used to determine whether Contingent Interest must be paid.
          (c) Additional Interest. The Holder of this Debenture is entitled to receive additional interest (“Additional Interest”) in connection with an Event of Default relating to the Company’s failure to comply with its reporting obligations in Section 4.03 of the Indenture as and to the extent provided in the Indenture.
          (d) Except as otherwise specifically set forth, all references herein to “interest” include defaulted interest, Contingent Interest and Additional Interest, if any.
2. Method of Payment
          The Company will pay interest on the Debentures (except defaulted interest) to the Persons who are registered Holders of Debentures at the close of business on the March 1 and September 1 next preceding the interest payment date even if Debentures are canceled after the record date and on or before the interest payment date, except as otherwise provided in the Indenture. Holders must surrender Debentures to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company shall pay interest (i) on any Global Debentures by wire transfer of immediately available funds to the account of the Depositary or its nominee, (ii) on any Debentures in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Register, provided, however, that at maturity interest will be payable at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, The City of New York, which shall initially be an office or agency of the Trustee (as defined below) and (iii) on any Debentures in certificated form having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Debentures duly delivered to the Trustee at least five Business Days prior to the relevant interest payment date, provided, however, that at maturity interest will be payable at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, The City of New York, which shall initially be an office or agency of the Trustee.
3. Paying Agent and Registrar
          Initially, The Bank of New York Mellon, a New York banking corporation (the “Trustee”), will act as Paying Agent, Registrar and conversion agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar or conversion agent upon written notice to such Paying Agent, Registrar or conversion agent and to the Trustee. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.
4. Indenture
          The Company issued the Debentures under an Indenture dated as of August 27, 2009 (the “Indenture”), among the Company, WESCO Distribution, Inc. (“Distribution”) and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Debentures are subject to all such terms, and Debentureholders are referred to the Indenture and the TIA for a statement of those terms.
          The Debentures are senior unsecured obligations of the Company. This Debenture is one of the Debentures referred to in the Indenture issued in an aggregate principal amount of $345.0 million. The Indenture also imposes limitations on the ability of each of the Company and Distribution to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its assets.
          To guarantee the due and punctual payment of the principal, premium, if any, and interest on the Debentures and all other amounts payable by the Company under the Indenture and the Debentures when and as the same shall be due and payable, whether at maturity, by acceleration upon conversion, redemption, repurchase or otherwise, according to the terms of the Debentures and the Indenture, Distribution has unconditionally guaranteed the Guaranteed Obligations on a senior subordinated basis pursuant to the terms of the Indenture.
5. Optional Redemption
          At any time on or after September 15, 2016, the Debentures will be redeemable at the option of the Company, in whole or in part, on not less than 30 calendar days’ nor more than

60 calendar days’ prior notice, at a redemption price equal to 100% of the principal amount of the Debentures being redeemed, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
          At any time on or prior to September 15, 2010, if a Tax Triggering Event has occurred, the Debentures will be redeemable at the option of the Company, in whole or in part, on not less than 30 calendar days’ nor more than 60 calendar days’ prior notice, at the redemption price equal to 101.5% of the principal amount thereof plus if the Conversion Value as of the redemption date of the Debentures being redeemed exceeds their Initial Conversion Value, 95% of the amount determined by subtracting the Initial Conversion Value of such Debentures from their Conversion Value as of the redemption date, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
6. Sinking Fund
          The Debentures are not subject to any sinking fund.
7. Notice of Redemption
          Notice of redemption will be mailed by first-class mail at least 30 calendar days but not more than 60 calendar days before the redemption date to each Holder of Debentures to be redeemed at his or her registered address; provided that such notice must be given at least 24 Scheduled Trading Days prior to the redemption date. Debentures in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Debentures (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Debentures (or such portions thereof) called for redemption.
8. Repurchase of Debentures at the Option of Debentureholders
          If a Fundamental Change occurs at any time prior to maturity of the Debentures, this Debenture will be subject to a repurchase, at the option of the Holder, on a Fundamental Change Repurchase Date, specified by the Company, that is not less than 20 calendar days nor more than 35 calendar days after notice thereof, at a repurchase price equal to 100% of the principal amount hereof, together with accrued and unpaid interest on this Debenture to, but excluding, the Fundamental Change Repurchase Date; provided that if such Fundamental Change Repurchase Date falls after a record date and on or prior the corresponding interest payment date, the accrued and unpaid interest shall be payable to the Holder of record of this Debenture on the preceding March 1 or September 1, as the case may be. The Debentures submitted for repurchase must be $1,000 in principal amount or a whole multiple of $1,000 thereof. The Company shall mail to all Holders of record of the Debentures (and to beneficial owners as required by applicable law) a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the fifth calendar day after the occurrence of such Fundamental Change. For Debentures to be so repurchased at the option of the Holder, the Holder must deliver to the Paying Agent in accordance with the terms of the Indenture, the Repurchase Notice containing the information specified by the Indenture, together with such Debentures, duly endorsed for transfer, or (if the Debentures are Global Debentures) book-entry transfer of the Debentures, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date. The repurchase price must be paid in cash.
          Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, as provided in the Indenture.
          If cash sufficient to pay the repurchase price of, and accrued and unpaid interest, if any, on all Debentures or portions thereof to be repurchased as of the Fundamental Change Repurchase Date is deposited with the Paying Agent, on the Fundamental Change Repurchase Date, then such Debentures will cease to be outstanding and interest will cease to accrue on such Debentures immediately thereafter, and the Holder thereof shall have no other rights as such other than the right to receive the repurchase price upon surrender of such Debentures.
9. Conversion
          Upon the occurrence of certain events specified in the Indenture and in compliance with the provisions of the Indenture, on or prior to the close of business on the Trading Day immediately preceding September 15, 2029, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of this Debenture into cash and, if applicable, Common Stock based on a Conversion Rate of 34.6433 shares of Common Stock per $1,000 principal amount of Debentures (a conversion price of approximately $28.8656 per share), as the same may be adjusted pursuant to the terms of the Indenture, as such shares shall be constituted at the date of conversion, upon surrender of this Debenture (if in certificated form) with the form entitled “Conversion Notice” on the reverse hereof duly completed and manually signed, to the Company at the office or agency of the Company maintained for that purpose in The City of New York in accordance with the terms of the Indenture, or at the option of such Holder, the Corporate Trust Office, together with any funds required pursuant to the terms of the Indenture, and, unless any shares issuable on conversion are to be issued in the same name as this Debenture, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by such Holder’s duly authorized attorney. The Company will notify the Holder thereof of any event triggering the right to convert the Debentures as specified above in accordance with the Indenture. In order to exercise the conversion right with respect to any interest in a Global Debenture, the Holder must complete the appropriate instruction form pursuant to the Depositary’s book-entry conversion program, deliver by book-entry delivery an interest in such Global Debenture, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent, and pay the funds, if any, required pursuant to the terms of the Indenture. As specified in the Indenture, upon conversion, the Company will pay cash and shares of Common Stock, if any, based on a Daily Conversion Value calculated on a proportionate basis for each day of the 20 Trading-Day Cash Settlement Averaging Period.

          If and only to the extent Holders elect to convert the Debentures in connection with a Non-Stock Change of Control (as defined in the Indenture), the Company will increase the Conversion Rate applicable to such converting Debentures subject to the limitations set forth in the Indenture.
          No adjustment in respect of interest on any Debentures converted or dividends on any shares issued upon conversion of such Debentures will be made upon any conversion except as set forth in the next sentence. If this Debenture (or portion hereof) is surrendered for conversion during the period from the 5:00 p.m., New York City time, on any applicable Record Date for the payment of interest to 5:00 p.m., New York City time, on the Business Day preceding the corresponding interest payment date, this Debenture (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment shall be required (1) if a Holder converts its Debentures in connection with a redemption and the Company has specified a redemption date that is after a Record Date and on or prior to the next interest payment date, (2) if the Holder surrenders this Debenture for conversion in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the corresponding interest payment date or (3) to the extent of any overdue interest, if any, existing at the time of conversion with respect to this Debenture.
          No fractional shares will be issued upon any conversion of Debentures, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Debentures or Debentures for conversion.
          A Debenture in respect of which a Holder is exercising its right to require repurchase may be converted only if such Holder validly withdraws its election to exercise such right to require repurchase in accordance with the terms of the Indenture.
10. Denominations, Transfer, Exchange
          The Debentures are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Debentureholder may transfer or exchange Debentures in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Debentureholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not issue, register the transfer of, or exchange any Debentures during the period of 15 days before the mailing of the notice of redemption, or register the transfer of or exchange any Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Debentures being redeemed in part.
11. Persons Deemed Owners
          The registered Holder of this Debenture may be treated as the owner of it for all purposes.

12. Unclaimed Money
          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Debentures that remains unclaimed for two years, and, thereafter, Debentureholders entitled to the money and/or securities must look to the Company for payment as general creditors.
13. Amendment, Waiver
          Subject to certain exceptions set forth in the Indenture, (i) the Indenture (including the Distribution Guarantee contained therein) or the Debentures may be amended without prior notice to any Debentureholder but with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Debentures (including consents obtained in connection with a tender offer or exchange offer for the Debentures) and (ii) any default or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Debentures. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Debentures, the Company, Distribution and the Trustee may amend the Indenture (including the Distribution Guarantee contained therein) or the Debentures (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 or Section 11.03 of the Indenture; (iii) to provide for uncertificated Debentures in addition to or in place of certificated Debentures; provided, however, that the uncertificated Debentures are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Debentures are described in 163(f)(2)(B) of the Code; (iv) to make any change in Article 12 of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness (or any Representatives therefor) under Article 12 of the Indenture; (v) to add additional Guarantees with respect to the Debentures or to secure the Debentures; (vi) to add additional covenants of the Company or Distribution for the benefit of the Debentureholders or to surrender rights and powers conferred on the Company or Distribution; (vii) to make any change that does not adversely affect the rights of any Debentureholder, subject to the provisions of the Indenture; (viii) to provide for a successor Trustee; (ix) to conform the terms of the Indenture (including the Distribution Guarantee contained therein) or the Debentures with the descriptions set forth in the “Description of the 2029 Debentures” section of the Prospectus to the extent that such description in the “Description of the 2029 Debentures” section of the Prospectus was intended to be a verbatim recitation of a provision of the Indenture (including the Distribution Guarantee contained therein) or the Debentures or (x) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA.
14. Defaults and Remedies
          If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Debentures may declare the principal of, premium, if any, and accrued but unpaid interest on all the Debentures to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of, premium, if any, and interest on all the Debentures will become immediately due and payable without any declaration or other act on the part of the Trustee or any Debentureholders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Debentures may rescind any such acceleration with respect to the Debentures and its consequences.
          Notwithstanding the foregoing, the sole remedy for an Event of Default relating to the Company’s failure to comply with its reporting obligations in the Indenture, will, at the option of the Company, for the first 365 days after the occurrence of such Event of Default, consist exclusively of the right to receive Additional Interest on the Debentures at an annual rate equal to 0.50% of the principal amount of the Debentures.
          If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Debentureholders unless such Debentureholders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Subject to certain exceptions, no Debentureholder may pursue any remedy with respect to the Indenture or the Debentures unless (i) such Debentureholder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Debentures have requested the Trustee in writing to pursue the remedy, (iii) such Debentureholders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Debentures have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Debentures are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Debentureholder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
          No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall impair, as among the Company and the Holder of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed, or to deliver Common Stock (including any Additional Shares), or cash in lieu thereof, or a combination of the foregoing, as applicable upon the conversion of any Debentures pursuant to the terms of this Indenture.
15. Tax Treatment
          The Company agrees, and by acceptance of beneficial ownership interest in the Debentures each Holder of the Debentures will be deemed to have agreed, for U.S. federal income tax purposes (1) to treat the Debentures as indebtedness that is subject to Treas. Reg.

Sec. 1.1275-4 (the “Contingent Payment Regulations”) and, for purposes of the Contingent Payment Regulations, to treat the cash and the fair market value of any stock beneficially received by a Holder upon any conversion of the Debentures as a contingent payment and (2) to be bound by the Company’s determination of the “comparable yield” and “projected payment schedule,” within the meaning of the Contingent Payment Regulations, with respect to the Debentures. A Holder may obtain the issue price, amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule for the Debentures by submitting a written request for such information to the Company at the following address: Wesco International, Inc., 225 West Station Square Drive, Suite 700, Pittsburgh, PA 15219, Attention: Investor Relations Department.
16. Trustee Dealings with the Company
          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
17. No Recourse Against Others
          A director, officer, employee or stockholder, as such, of the Company or Distribution shall not have any liability for any obligations of the Company under the Debentures or the Indenture or any Guarantee for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debenture, each Debentureholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.
18. Authentication
          This Debenture shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Debenture.
19. Abbreviations
          Customary abbreviations may be used in the name of a Debentureholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
20. GOVERNING LAW
          THIS DEBENTURE AND THE INDENTURE (INCLUDING THE GUARANTEE OF DISTRIBUTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

21. CUSIP and ISIN Numbers
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Debentures and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Debentureholders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          The Company will furnish to any Holder of Debentures upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Debenture.

CONVERSION NOTICE
6.0% Convertible Senior Debenture due 2029

TO:	WESCO INTERNATIONAL, INC.
THE BANK OF NEW YORK MELLON, as Trustee
          The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, into, cash and shares of Common Stock of WESCO International, Inc., if any, in accordance with the terms of the Indenture referred to in this Debenture, and directs that the check in payment for cash and the shares, if any, issuable and deliverable upon such conversion, deliverable upon conversion or for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

          Fill in the registration of shares of Common Stock, if any, if to be issued, and Debentures if to be delivered, and the person to whom cash, if any, and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered Holder:
Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted
(if less than all):

$

Social Security or Other Taxpayer
Identification Number:

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Debentures in every particular without alteration or enlargement or any change whatever.

REPURCHASE NOTICE
6.0% Convertible Senior Debenture due 2029

TO:	WESCO INTERNATIONAL, INC.
THE BANK OF NEW YORK MELLON, as Trustee
          The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from WESCO International, Inc. (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the Debentures and requests and instructs the Company to repay the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Debentures shall be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s):

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Debentures in every particular without alteration or enlargement or any change whatever.
     Debentures Certificate Number (if applicable):
     Principal amount to be repurchased (if less than all, must be $1,000 integral multiples thereof):
     Social Security or Other Taxpayer Identification Number:

ASSIGNMENT
          For value received                                          hereby sell(s) assign(s) and transfer(s) unto                                          (Please insert social security or other Taxpayer Identification Number of assignee) the within Debentures, and hereby irrevocably constitutes and appoints                                          attorney to transfer said Debentures on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee
NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Debentures in every particular without alteration or enlargement or any change whatever.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL DEBENTURE2
          The following increases or decreases in this Global Debenture have been made:

	Amount of decrease in Principal	Amount of increase in Principal	Principal Amount of this Global	Signature of authorized
	Amount of this Global	Amount of this Global	Debenture following such	signatory of Trustee or
Date	Debenture	Debenture	decrease or increase	Securities Custodian

[2]	For Global Debentures only